                                                                    Exhibit 10.4

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                               CREDIT AGREEMENT

                                     among

                            RED LION HOTELS, INC.,

                         VARIOUS LENDING INSTITUTIONS


                                      and


                        CREDIT LYONNAIS NEW YORK BRANCH

                                      as

                             ADMINISTRATIVE AGENT


                     ____________________________________

                           Dated as of July 31, 1995

                     ____________________________________

                                 $265,000,000

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

                               TABLE OF CONTENTS
                               -----------------
                                                                         Page
                                                                         ----

SECTION 1.    Amount and Terms of Credit.................................   1
     1.01     Commitments................................................   1
     1.02     Minimum Borrowing Amounts, etc. ...........................   4
     1.03     Notice of Borrowing........................................   4
     1.04     Disbursement of Funds......................................   5
     1.05     Notes......................................................   6
     1.06     Conversions................................................   7
     1.07     Pro Rata Borrowings........................................   7
     1.08     Interest...................................................   7
     1.09     Interest Periods...........................................   8
     1.10     Increased Costs, Illegality, etc. .........................  10
     1.11     Compensation...............................................  12
     1.12     Change of Lending Office...................................  12
     1.13     Replacement of Banks.......................................  13

SECTION 2.    Letters of Credit..........................................  14
     2.01     Letters of Credit..........................................  14
     2.02     Existing Letters of Credit.................................  14
     2.03     Letter of Credit Requests; Notices of Issuance.............  15
     2.04     Agreement to Repay Letter of Credit Drawings...............  15
     2.05     Letter of Credit Participations............................  16
     2.06     Increased Costs............................................  18

SECTION 3.    Fees; Commitments..........................................  19
     3.01     Fees.......................................................  19
     3.02     Voluntary Reduction of Commitments.........................  20
     3.03     Mandatory Adjustments of Commitments, etc. ................  20

SECTION 4.    Payments...................................................  20
     4.01     Voluntary Prepayments......................................  21
     4.02     Mandatory Prepayments......................................  21
     4.03     Method and Place of Payment................................  25
     4.04     Net Payments...............................................  25

SECTION 5.    Conditions Precedent.......................................  28
     5.01     Conditions Precedent to Initial Borrowing Date.............  28
     5.02     Conditions Precedent to All Credit Events..................  35

SECTION 6.    Representations, Warranties and Agreements.................  36
     6.01     Corporate Status...........................................  36
     6.02     Corporate Power and Authority..............................  36
     6.03     No Violation...............................................  37

                                      (i)

                                                                          Page
                                                                          ----

     6.04     Litigation.................................................  37
     6.05     Use of Proceeds; Margin Regulations........................  37
     6.06     Governmental Approvals.....................................  38
     6.07     True and Complete Disclosure...............................  38
     6.08     Financial Condition; Financial Statements..................  38
     6.09     Security Interests.........................................  39
     6.10     Representations and Warranties in Transaction Documents....  40
     6.11     Tax Returns and Payments...................................  40
     6.12     Compliance with ERISA......................................  40
     6.13     Subsidiaries...............................................  41
     6.14     Intellectual Property, etc. ...............................  41
     6.15     Environmental Matters......................................  41
     6.16     Properties.................................................  42
     6.17     Labor Relations; Collective Bargaining Agreements..........  43
     6.18     Indebtedness...............................................  43
     6.19     Transaction................................................  43
     6.20     Certain Material Agreements................................  43
     6.21     Third-Party Rights.........................................  44

SECTION 7.    Affirmative Covenants......................................  44
     7.01     Reporting Requirements.....................................  44
     7.02     Books, Records and Inspections.............................  47
     7.03     Insurance..................................................  47
     7.04     Payment of Taxes...........................................  48
     7.05     Corporate Franchises.......................................  48
     7.06     Compliance with Statutes, etc. ............................  48
     7.07     Good Repair................................................  48
     7.08     Compliance with Environmental Laws.........................  49
     7.09     End of Fiscal Years; Fiscal Quarters.......................  50
     7.10     Interest Rate Hedging......................................  50
     7.11     Additional Security; Further Assurances....................  50
     7.12     ERISA......................................................  51

SECTION 8.    Negative Covenants.........................................  52
     8.01     Changes in Business........................................  52
     8.02     Consolidation, Merger or Sale of Assets, etc. .............  52
     8.03     Liens......................................................  55
     8.04     Indebtedness...............................................  57
     8.05     Additional Limitations on Indebtedness for Borrowed Money..  58
     8.06     Advances, Investments and Loans............................  60
     8.07     Capital Expenditures; Leases...............................  62
     8.08     Prepayments of Indebtedness, Modifications of
              Agreements,etc. ...........................................  62
     8.09     Dividends, etc. ...........................................  62
     8.10     Transactions with Affiliates...............................  63


                                     (ii)

                                                                         Page
                                                                         ----

     8.11     Construction Activities....................................  63
     8.12     Leverage Ratio.............................................  63
     8.13     Debt Service Coverage......................................  64
     8.14     Interest Coverage..........................................  64
     8.15     Net Worth..................................................  64
     8.16     Capitalization.............................................  64
     8.17     Creation of Subsidiaries...................................  64

SECTION 9.    Events of Default..........................................  64
     9.01     Payments...................................................  64
     9.02     Representations, etc.......................................  65
     9.03     Covenants..................................................  65
     9.04     Default Under Other Agreements.............................  65
     9.05     Bankruptcy, etc............................................  65
     9.06     ERISA......................................................  66
     9.07     Security Documents.........................................  66
     9.08     Judgments..................................................  66
     9.09     Master Lease...............................................  67
     9.10     Change of Control..........................................  67

SECTION 10.   Definitions................................................  67

SECTION 11.   The Administrative Agent...................................  93
    11.01     Appointment................................................  93
    11.02     Delegation of Duties.......................................  93
    11.03     Exculpatory Provisions.....................................  93
    11.04     Reliance by Administrative Agent...........................  94
    11.05     Notice of Default..........................................  94
    11.06     Non-Reliance...............................................  95
    11.07     Indemnification............................................  95
    11.08     The Administrative Agent in Individual Capacity............  96
    11.09     Successor Administrative Agent.............................  96

SECTION 12.   Miscellaneous..............................................  96
    12.01     Payment of Expenses, etc...................................  96
    12.02     Right of Setoff............................................  97
    12.03     Notices....................................................  98
    12.04     Benefit of Agreement.......................................  98
    12.05     No Waiver; Remedies Cumulative............................. 101
    12.06     Payments Pro Rata.......................................... 101
    12.07     Calculations; Computations................................. 102
    12.08     Governing Law; Submission to Jurisdiction;
              Venue; Waiver of Jury Trial................................ 102
    12.09     Counterparts............................................... 103
    12.10     Effectiveness.............................................. 103


                                     (iii)

                                                                         Page
                                                                         ----

    12.11     Headings Descriptive....................................... 103
    12.12     Amendment or Waiver........................................ 103
    12.13     Survival................................................... 104
    12.14     Domicile of Loans.......................................... 104
    12.15     Confidentiality............................................ 104
    12.16     Bank Register.............................................. 105


ANNEX I         --    Commitments
ANNEX II        --    Bank Addresses
ANNEX III       --    Subsidiaries/Consolidated Joint Ventures
ANNEX IV        --    Real Properties
ANNEX V         --    Existing Indebtedness
ANNEX VI        --    Existing Liens
ANNEX VII       --    Existing Advances, Loans and Investments
ANNEX VIII      --    Government and Third-Party Approvals
ANNEX IX        --    Existing Letters of Credit
ANNEX X         --    Transactions with Affiliates
ANNEX XI        --    Environmental Matters
ANNEX XII       --    Test Period Financial Information


EXHIBIT A-1     --    Form of Notice of Borrowing
EXHIBIT A-2     --    Form of Letter of Credit Request
EXHIBIT B-1     --    Form of Term Note
EXHIBIT B-2     --    Form of Revolving Note
EXHIBIT B-3     --    Form of Swingline Note
EXHIBIT C-1     --    Form of Opinion of Latham & Watkins
                        Special Counsel to the Borrower
EXHIBIT C-2     --    Form of Opinion of General Counsel to Borrower
EXHIBIT C-3     --    Form of Opinion of White & Case,
                        Special Counsel to the Banks
EXHIBIT D       --    Form of Officers' Certificate
EXHIBIT E       --    Form of Pledge Agreement
EXHIBIT F       --    Form of Security Agreement
EXHIBIT G       --    Form of Solvency Certificate
EXHIBIT H       --    Form of Consent Letter
EXHIBIT I       --    Form of Assignment Agreement


                                     (iv)

          CREDIT AGREEMENT, dated as of July 31, 1995, among RED LION HOTELS, INC. (the "Borrower"), a Delaware corporation, the lending institutions listed from time to time on Annex I hereto (each a "Bank" and, collectively, the "Banks") and CREDIT LYONNAIS NEW YORK BRANCH as Administrative Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 10 are used herein as so defined.


                             W I T N E S S E T H :
                             -------------------


          WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the credit facilities provided for herein;


            NOW, THEREFORE, IT IS AGREED:

            SECTION 1.     Amount and Terms of Credit.
                           --------------------------

          1.01  Commitments.  (A)  Subject to and upon the terms and conditions
                -----------
herein set forth, each Bank severally agrees to make a loan or loans (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall be drawn, to the extent such Bank has a commitment under such Facility, under the Term Facility or the Revolving Facility, as set forth below:

          (a) Loans under the Term Facility (each a "Term Loan" and, collectively, the "Term Loans"): (i) shall be made pursuant to a single borrowing on the Initial Borrowing Date; (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided
                                                                     --------
     that all Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type; and (iii) shall not exceed in aggregate principal amount for any Bank at the time of incurrence thereof the Term Commitment, if any, of such Bank as in effect on such date. Once repaid, Term Loans borrowed hereunder may not be reborrowed.

          (b) Loans under the Revolving Facility (each a "Revolving Loan" and, collectively, the "Revolving Loans"): (i) shall be made at any time and from time to time on and after the Initial Borrowing Date and prior to the RF Maturity Date; (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) prior to the Syndication Date, Revolving Loans may only
     --------
     be incurred as Eurodollar Loans on the first day of a PSD Interest Period and (y) all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type; (iii) may be repaid and reborrowed in accordance with the provisions hereof; and (iv) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's RF Percentage and (y) the sum of the Letters of Credit Outstandings and the outstanding principal amount of Swingline Loans, in each case at such time, equals the Revolving Commitment of such Bank at such time. In addition (x) the aggregate outstanding principal amount of all Acquisition Loans for all Banks at any time shall not exceed the Acquisition Sublimit at such time and (y) the sum of (i) the aggregate outstanding principal amount of all Working Capital Loans for all Banks at any time plus (ii) the aggregate outstanding principal amount of all Swingline Loans at such time plus (iii) the Letter of Credit Outstandings at such time shall not exceed the Working Capital Sublimit at such time.

          (B) Subject to and upon the terms and conditions herein set forth, the Swingline Lender severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans:

           (i)  shall be Base Rate Loans;

           (ii) shall have the benefit of the provisions of Section 1.01(C);

           (iii) shall not exceed in the aggregate at any one time outstanding the Swingline Commitment at such time;

           (iv) shall not exceed in the aggregate for all Swingline Loans at any one time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and all Letter of Credit Outstandings at such time, the Total Revolving Commitment then in effect; and

           (v) may be repaid and reborrowed in accordance with the provisions hereof.

On (x) the Swingline Maturity Date, all Swingline Loans shall be repaid in full and (y) the last Business Day of each calendar quarter, all Swingline Loans shall be repaid in full and may not be reborrowed until the next succeeding Business Day, provided that repayment
              --------
of the Swingline Loans pursuant to this clause (y) shall not be required on any such last Business Day to the extent that (x) the Swingline Lender has notified the Borrower that it has waived such payment or (y) there were no Swingline Loans outstanding at the end of at least one Business Day occurring during such calendar quarter. The Swingline Lender will not make a Swingline Loan after it has received written notice from the Required Banks that one or more of the applicable conditions to Credit Events specified in Section 5 are not then satisfied. In addition, the Swingline Lender shall not be required to make a Swingline Loan while a Bank Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the participation in Mandatory Borrowings by the Defaulting Bank or Banks, including by cash collateralizing same.

          (C) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Administrative Agent that all then outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided
                                                                     --------
that such notice shall be deemed to have been automatically given by the Swingline Lender upon the occurrence of an Event of Default under Section 9.05), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks with Revolving Commitments pro rata based
                                                                --- ----
on each Bank's RF Percentage, and the proceeds thereof shall be applied directly to repay the Swingline Lender for all outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding:

          (i) whether any conditions specified in Section 5 are then satisfied;

          (ii) whether a Default or an Event of Default has occurred and is continuing;

          (iii)  the date of such Mandatory Borrowing; and

          (iv) any reduction in the Total Revolving Commitment after any such Swingline Loans were made.

In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Bank with a Revolving Commitment (other than the Swingline Lender) hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such assignment of its outstanding Swingline Loans as shall be necessary to cause the Banks with Revolving Commitments to share in such Swingline Loans ratably based upon their re-
spective RF Percentages, provided that all interest payable on such Swingline
                         --------
Loans shall be for the account of the Swingline Lender until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Bank purchasing same from and after such date of purchase.

          1.02  Minimum Borrowing Amounts, etc.  The aggregate principal amount
                ------------------------------
of each Borrowing (other than any Mandatory Borrowing) shall not be less than the Minimum Borrowing Amount for such Borrowing. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more
                     --------
than five Borrowings of Eurodollar Loans.

          1.03  Notice of Borrowing.  (a)  Whenever the Borrower desires to
                -------------------
incur Term Loans or Revolving Loans, it shall give the Administrative Agent at its Notice Office, prior to 1:00 P.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each such notice, together with each notice of the incurrence of Swingline Loans pursuant to Section 1.03(b), a "Notice of Borrowing") shall be in the form of Exhibit A-1 and shall be irrevocable and shall specify: (i) the Facility pursuant to which such Borrowing is being made; (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (iii) the date of Borrowing (which shall be a Business Day); and (iv) whether the respective Borrowing shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

          (b) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 1:00 P.M. (New York time) on the date of such Borrowing. Each such notice shall be irrevocable and shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day). The Administrative Agent shall promptly give the Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the Notice of Borrowing.

          (c)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(C), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

          (d) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

          1.04  Disbursement of Funds.  (a)  No later than 1:00 P.M. (New York
                ---------------------
time) (3:00 P.M. (New York time) in the case of Swingline Loans) on the date specified in each Notice of Borrowing (or pursuant to Section 1.01(C)), each Bank will make available its pro rata share, if any, of each Borrowing requested
                             --- ----
to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received.
Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

          (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

          1.05  Notes.  (a)  The Borrower's obligation to pay the principal of,
                -----
and interest on, the Loans made to it by each Bank shall be evidenced: (i) if Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Term Note" and, collectively, the "Term Notes"); (ii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes"); and (iii) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Term Note issued to a Bank shall: (i) be executed by the Borrower; (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date; (iii) be in a stated principal amount equal to the Term Commitment of such Bank (or in the case of a new Note issued pursuant to Section
1.13 or 12.04, the Term Loans evidenced thereby at the time of issuance) and be payable in the principal amount of Term Loans evidenced thereby; (iv) mature on the TF Maturity Date; (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory repayment as provided in
Section 4.02; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Revolving Note issued to a Bank shall: (i) be executed by the Borrower; (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date; (iii) be in a stated principal amount equal to the Revolving Commitment of such Bank and be payable in the principal amount of Revolving Loans evidenced thereby; (iv) mature on the RF Maturity Date; (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory repayment as provided in Section 4.02; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Swingline Note issued to the Swingline Lender shall: (i) be executed by the Borrower; (ii) be payable to the order of the Swingline Lender and be dated the Initial Borrowing Date; (iii) be in a stated principal amount equal to the Swingline Commitment and be payable in the principal amount of Swingline Loans evidenced thereby; (iv) mature on the Swingline Maturity Date;
(v) bear interest as provided in Section 1.08(a); (vi) be subject to mandatory prepayment as provided in Section 4.02; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

          1.06  Conversions.  The Borrower shall have the option to convert on
                -----------
any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans (other than Swingline Loans) owing pursuant to a single Facility into a Borrowing or Borrowings pursuant to such Facility of the other Type of Loan, provided that
                                                                --------
(i) no conversion of Base Rate Loans into Eurodollar Loans may be made prior to the Syndication Date except for a conversion made on the first day of a PSD Interest Period, (ii) no conversions of Eurodollar Loans may be made other than on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (iii) Base Rate Loans may only be converted into Eurodollar Loans if no Default under Section 9.01 or Event of Default is in existence on the date of the conversion unless the Required Banks otherwise agree and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in numbers as provided in Section 1.02. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 1:00 P.M. (New York time), at least three Business Days' (or one Business Day's, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

          1.07  Pro Rata Borrowings.  All Borrowings of Term Loans or Revolving
                -------------------
Loans shall be made by the Banks pro rata on the basis of their Term Commitments
                                 --- ----
or Revolving Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          1.08  Interest.  (a)  The unpaid principal amount of each Base Rate
                --------
Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Percentage plus the Base Rate in effect from time to time.

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Percentage plus the relevant Eurodollar Rate.

          (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and
(ii) the Applicable Percentage then in effect for Base Rate Loans, provided that
                                                                   --------
each Eurodollar Loan shall bear interest after maturity (whether by acceleration or otherwise) until the end of the Interest Period then applicable thereto at a rate per annum equal to 2% in excess of the rate of interest applicable thereto at maturity.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

          (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

          1.09  Interest Periods.  (a)  At the time the Borrower gives a Notice
                ----------------
of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 1:00 P.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month (or to the extent available to all the Banks at the time requested, a nine or twelve month) period. Notwithstanding anything to the contrary contained above:

          (i) the initial Interest Period for any Borrowing of Eurodollar
     Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) subject to the foregoing clauses (i) through (iii), only a one month Interest Period shall be available to be selected prior to the Syndication Date, with all Term Loans constituting Eurodollar Loans during said period to be outstanding pursuant to a single Borrowing and all Revolving Loans constituting Eurodollar Loans during such period to be outstanding pursuant to a single Borrowing, with both such Borrowings to commence and end on the same day;

          (v) no Interest Period with respect to any Borrowing of Revolving Loans may (x) extend beyond any date upon which a Scheduled RF Reduction is required to be made if after giving affect to the selection of such Interest Period, the sum of (I) the aggregate principal amount of Revolving Loans maintained as Eurodollar Loans with Interest Periods ending after such date plus (II) Letter of Credit Outstandings under Letters of Credit with expiry dates beyond such date would exceed the Total Revolving Commitment after giving effect to such reduction or (y) extend beyond the RF Maturity Date;

          (vi) no Interest Period with respect to any Borrowing of Term Loans may (x) extend beyond any date upon which a Scheduled Repayment is required to be made if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans maintained as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term Loans permitted to be outstanding after such Scheduled Repayment or (y) extend beyond the TF Maturity Date; and

          (vii) no Interest Period may be elected at any time when a Default under Section 9.01 or an Event of Default is then in existence unless the Required Banks otherwise agree.

          (b) If upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to con-vert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs, Illegality, etc.  (a)  In the event that (x) in
                ---------------------------------
the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

          (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Bank deems material with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Eurodollar Rate pursuant to the definition thereof) and/or (y) other circumstances adversely affecting the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Bank customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administra-tive Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Bank to make its requested Loan as a Base Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan, provided that if more than one Bank is affected at any time,
                --------
then all affected Banks must be treated the same pursuant to this
Section 1.10(b).

          (c) If any Bank shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Bank or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Bank to be material the rate of return on such Bank's or its parent corporation's capital or assets as a consequence of such Bank's commitments or obligations hereunder to a level below that which such Bank or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into considera-tion such Bank's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or its parent corporation for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. No Bank shall demand compensation for any reduction referred to in this Section 1.10(c) if it shall not at the time be the general policy or practice of such Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

          (d) Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 1.10, 2.06 or 4.04 is given by any Bank more than 180 days after such Bank obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs of the type described in such Section, such Bank shall not be entitled to compensation under Section 1.10, 2.06 or 4.04 for any amounts incurred or accruing prior to the giving of such notice to the Borrower.

          1.11  Compensation.  The Borrower shall compensate each Bank, upon its
                ------------
written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a));
(ii) if any repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

          1.12  Change of Lending Office.  Each Bank agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.06 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Commitments affected by such event, provided that such designa-
                        --------
tion is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10, 2.06 or 4.04.

          1.13  Replacement of Banks.  If (x) the Borrower receives notice from
                --------------------
any Bank requesting increased costs or additional amounts under Section 1.10,
2.06 or 4.04 or (y) a Bank becomes a Defaulting Bank, the Borrower shall have the right, unless in the case of clause (x) such Bank has removed or cured the conditions which resulted in the obligation to pay such increased costs or additional amounts or agreed to waive and otherwise forego any right it may have to any payments provided for under Sections 1.10, 2.06 and 4.04 in respect of such conditions, to replace in its entirety such Bank (the "Replaced Bank"), upon prior written notice to the Administrative Agent and such Replaced Bank, with one or more other Eligible Transferee or Transferees (collectively, the "Replacement Bank") acceptable to the Administrative Agent (which acceptance shall not be unreasonably withheld), provided that at the time of any
                                     --------
replacement pursuant to this Section 1.13, the Replaced Bank and the Replacement Bank shall enter into one or more Assignment Agreements (appropriately completed), pursuant to which: (i) the Replacement Bank shall acquire all of the Commitment and outstanding Revolving Loans and Term Loans of, and Swingline Loans and/or Letter of Credit participations of, the Replaced Bank and, in connection therewith, shall pay (x) to the Replaced Bank in respect thereof an amount equal to the sum of (a) an amount equal to the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Bank and
(b) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (y) to the Swingline Lender or Letter of Credit Issuer, as the case may be, any portion of a Mandatory Borrowing or the funding of an Unpaid Drawing, respectively, as to which the Replaced Bank is then in default; and (ii) the Borrower shall pay to the Replaced Bank any other amounts payable to the Replaced Bank under this Agreement (including, without limitation, amounts payable under Section 1.10 and/or 1.11 which have accrued to the date of such replacement). Upon the execution of the respective assignment documentation, the payment of amounts referred to in the preceding sentence and, if so requested by the Replacement Bank, delivery to the Replacement Bank of a Note executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank.

          SECTION 2.  Letters of Credit.
                      -----------------

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the RF Maturity Date to issue, for the account of the Borrower and in support of (x) trade obligations, workmen's compensation and other obligations of the Borrower incurred in the ordinary course of its business and/or (y) such other obligations of the Borrower to any other Person that are acceptable to the Administrative Agent and such Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth such Letter of Credit Issuer agrees to issue from time to time, irrevocable letters of credit in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent (each such letter of credit, and each Existing Letter of Credit described in Section 2.07, a "Letter of Credit" and collectively, the "Letters of Credit").

          (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (x) $25,000,000, (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, an amount equal to the Total Revolving Commitment at such time or (z) when added to the aggregate principal amount of all Working Capital Loans and Swingline Loans then outstanding, an amount equal to the Working Capital Sublimit at such time and (ii) each Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit's date of issuance although any Letter of Credit may be renewable for successive periods of up to 12 months, but not beyond the Business Day next preceding the RF Maturity Date, on terms acceptable to the Administrative Agent and the relevant Letter of Credit Issuer.

          (c) Notwithstanding the foregoing, in the event a Bank Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' RF Percentage of the Letter of Credit Outstandings.

          2.02  Existing Letters of Credit.  Annex IX hereto contains a
                --------------------------
description of all letters of credit outstanding on, and to continue in effect after, the Initial Borrowing Date. Each such letter of credit issued by a bank that becomes a Bank under this Agreement prior to the Syndication Date (each, an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of Section 2.05(a), on the date such bank so becomes a Bank, and the Borrower, the Administrative Agent and the Banks hereby agree that, from and after such date, the terms of this Agreement shall apply to such Letters of Credit, superseding any other agreement theretofore applicable to them.

          2.03  Letter of Credit Requests; Notices of Issuance.  (a)  Whenever
                ----------------------------------------------
it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer written notice (including by way of telecopier) in the form of Exhibit A-2 thereof prior to 1:00 P.M. (New York time) at least five Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "Letter of Credit Request"), which Letter of Credit Request shall include an application for such Letter of Credit and any other documents that such Letter of Credit Issuer customarily requires in connection therewith. The Administrative Agent shall promptly notify each Bank of each Letter of Credit Request.

          (b) Each Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Administrative Agent, each Bank and the Borrower written notice of the issuance of such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it. Each Letter of Credit Issuer shall provide to the Administrative Agent a monthly summary describing each Letter of Credit issued by such Letter of Credit Issuer and then outstanding.

          2.04  Agreement to Repay Letter of Credit Drawings.  (a)  The Borrower
                --------------------------------------------
hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies the Administrative Agent and the Borrower of such payment or disbursement (which notice to the Borrower shall be delivered reasonably promptly after any such payment or disbursement), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to Base Rate Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand.

          (b) The Borrower's obligation under this Section 2.04 to reimburse each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against such Letter of Credit Issuer, the Administrative Agent, any other Letter of Credit Issuer or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing, provided,
                                                                   --------
however, that the Borrower shall not be obligated to reimburse a Letter of
-------
Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

          2.05  Letter of Credit Participations.  (a)  Immediately upon the
                -------------------------------
issuance by a Letter of Credit Issuer of any Letter of Credit (which date shall be the Initial Borrowing Date in the case of Existing Letters of Credit), such Letter of Credit Issuer shall be deemed to have sold and transferred to each Bank, and each Bank (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's RF Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments of the Banks pursuant to Section 1.13 and/or 12.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.05 to reflect the new RF Percentages of the assigning and assignee Bank.

          (b) In determining whether to pay under any Letter of Credit, a Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

          (c) In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to Section 2.04(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's RF Percentage of such payment in U.S. dollars and in same day funds, provided, however, that no Participant shall be obligated to pay to
           --------  -------
the Administrative Agent its RF Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer such RF's Revolving Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RF Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer its RF Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its RF Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of such Letter of Credit Issuer such other Participant's RF Percentage of any such payment.

          (d) Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its RF Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's RF Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

          (e) The obligations of the Participants to make payments to the Administrative Agent for the account of each Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Bank, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v) the occurrence of any Default or Event of Default.

          2.06  Increased Costs.  If after the Effective Date, the adoption of
                ---------------
any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Bank with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Bank's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Bank any other conditions affecting this Agreement, any Letter of Credit or such Bank's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Bank of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Bank hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by such Letter of Credit Issuer or such Bank (a copy of which notice shall be sent by such Letter of Credit Issuer or such Bank to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such Bank such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Bank for such increased cost or reduction. A certificate submitted to the Borrower by any Letter of Credit Issuer or any Bank, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Bank to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Bank as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.06.

          SECTION 3.  Fees; Commitments.
                      -----------------

          3.01  Fees.  (a)  The Borrower agrees to pay to the Administrative
                ----
Agent a Commitment commission ("Commitment Commission") for the account of each Non-Defaulting Bank for the period from and including the Effective Date to but not including the date the Total Revolving Commitment has been terminated, computed at a rate equal to 3/8 of 1% per annum on the average daily Unutilized Commitment of such Bank. Such Commitment Commission shall be due and payable quarterly in arrears on the last Business Day of each January, April, July and October of each year and on the date upon which the Total Revolving Commitment is terminated.

          (b) The Borrower agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Bank, pro rata on the basis of its RF Percentage,
                                     --- ----
a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at the rate of 2% per annum on the average daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each January, April, July and October of each year and on the date upon which the Total Revolving Commitment is terminated.

          (c) The Borrower agrees to pay to the Administrative Agent for the account of each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "Facing Fee") computed at the rate of 1/4 of 1% per annum on the average daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each January, April, July and October of each year and on the date upon which the Total Revolving Commitment is terminated.

          (d) The Borrower agrees to pay directly to each Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments of, letters of credit issued by it.

          (e) The Borrower shall pay to the Administrative Agent on the Initial Borrowing Date and thereafter for its own account and/or for distribution to the Banks such fees as heretofore agreed by the Borrower and the Administrative Agent.

          (f)  All computations of Fees shall be made in accordance with
Section 12.07(b).

          3.02  Voluntary Reduction of Commitments.  Upon at least three
                ----------------------------------
Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Unutilized Total Revolving Commitment, provided that (i) any such
                                                  --------
termination shall apply to proportionately and permanently reduce the Revolving Commitment, if any, of each of the Banks, (ii) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $500,000 (or, if greater, in integral multiples of $100,000) and (iii) each such reduction shall reduce the then remaining Scheduled RF Reductions on a pro rata basis (based on the
                                                --- ----
then remaining amount of each such Scheduled RF Reduction).

          3.03  Mandatory Adjustments of Commitments, etc.  (a)  The Total
                ------------------------------------------
Commitment (and the Term Commitment and Revolving Commitment of each Bank and the Swingline Commitment) shall terminate on the Expiration Date unless the Initial Borrowing Date has occurred on or before such date.

          (b) The Total Term Commitment shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of Term Loans on such date).

          (c) The Total Revolving Commitment shall be reduced in an amount of $3,125,000 on each of the last Business Day of each March, June, September and December of each year commencing June 1998 (each such reduction, a "Scheduled RF Reduction").

          (d) On each day on which (x) the Aggregate Remainder has been increased and (y) after giving effect to such increase, the Aggregate Remainder exceeds the Working Capital Sublimit as then in effect, the Total Revolving Commitment and the Acquisition Sublimit shall be mandatorily reduced by an amount equal to (I) such excess less (II) the aggregate reductions, if any, theretofore made to the Total Revolving Commitment pursuant to this clause (d), provided that the aggregate reductions to the Total Revolving Commitment made pursuant to this clause (d) shall not exceed $80,000,000.

          (e) The Total Revolving Commitment (and the Revolving Commitment of each Bank) shall terminate on the RF Maturity Date.

          (f) Each partial reduction of the Total Revolving Commitment provided for in this Section 3.03 shall apply pro rata to the Revolving Commitment (if
                                     --- ----
any) of each Bank.

          SECTION 4.  Payments.
                      --------

          4.01  Voluntary Prepayments.  The Borrower shall have the right to
                ---------------------
prepay Loans, in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans or Revolving Loans (and if Revolving Loans, whether Acquisition Loans or Working Capital Loans), the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall (I) in the case of Loans other than Swingline Loans, be received by the Administrative Agent by 1:00 P.M. (New York time) one Business Day prior to the date of such prepayment (and which notice shall promptly be transmitted by the Administrative Agent to each of the Banks) or (II) in the case of Swingline Loans, 1:00 P.M. (New York time) on the date of such prepayment; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $500,000 ($100,000 in the case of Swingline Loans), provided that (x) no prepayments of Eurodollar Loans may be
                  --------
made pursuant to this Section 4.01 except on the last day of an Interest Period applicable thereto and (y) no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans,
                                                    --- ----
provided that at the Borrower's election in connection with any prepayment of
--------
Acquisition Loans or Working Capital Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Acquisition Loans or Working Capital Loans of any Defaulting Bank to the extent its Acquisition Loans or Working Capital Loans, as the case may be, represent a lower percentage of the aggregate outstanding Acquisition Loans or Working Capital Loans, as the case may be, of all Banks than the percentage which is such Defaulting Bank's RF Percentage; and
(iv) each prepayment of Term Loans pursuant to this Section 4.01 shall reduce the then remaining Scheduled Repayments on a pro rata basis (based upon the then
                                             --- ----
remaining principal amount of each such Scheduled Repayment).

          4.02  Mandatory Prepayments.
                ---------------------

          (A)  Requirements:
               ------------

          (a) If on any date (after giving effect to any other repayments or prepayments on such date) the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans plus (ii) the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Commitment as then in effect, the Borrower shall repay on such date that principal amount of Swingline Loans (and, if insufficient, Revolving Loans) and, after Revolving Loans have been paid in full, Unpaid Drawings, in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans, Revolving Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Commitment as then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

          (b) On December 1 of each year commencing December, 1996, if a Clean-Down Period shall not have occurred or commenced since the preceding January 1, the Borrower shall repay Swingline Loans and Working Capital Loans in an amount necessary to reduce the sum of the aggregate outstanding principal amount of Swingline Loans and Working Capital Loans plus the Letter of Credit Outstandings to $40,000,000, which amount may not be exceeded until the Clean-Down Period has ended.

          (c) On each date set forth below the Borrower shall be required to repay the principal amount of Term Loans as is set forth opposite such date (each such repayment, a "Scheduled Repayment"):

          Scheduled Repayment Date                     Amount
          ------------------------                     ------
             October 31, 1995                        $1,250,000
             January 31, 1996                         1,250,000
             April 30, 1996                           1,250,000
             July 30, 1996                            1,250,000
             October 30, 1996                         3,375,000
             January 30, 1997                         3,375,000
             April 30, 1997                           3,375,000
             July 31, 1997                            3,375,000
             October 31, 1997                         4,375,000
             January 31, 1998                         4,375,000
             April 30, 1998                           4,375,000
             July 31, 1998                            4,375,000
             October 31, 1998                         5,000,000
             January 31, 1999                         5,000,000
             April 30, 1999                           5,000,000
             July 31, 1999                            5,000,000
             October 31, 1999                         5,000,000
             January 31, 2000                         5,000,000
             April 30, 2000                           5,000,000
             July 31, 2000                            5,000,000

             October 31, 2000                         7,375,000
             January 31, 2001                         7,375,000
             April 30, 2001                           7,375,000
             July 31, 2001                            7,375,000
             October 31, 2001                         7,375,000
             January 31, 2002                         7,375,000
             April 30, 2002                           7,375,000
             July 31, 2002                            7,375,000

          (d) On the third Business Day following the date of receipt thereof by the Borrower and/or any of its Subs idiaries of the Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds then received from such Asset Sale shall be applied as a mandatory repayment of principal of the then outstanding Acquisition Loans. If after applying less than all of such Net Cash Proceeds pursuant to the preceding sentence, no Acquisition Loans remain outstanding, an amount equal to the Net Cash Proceeds not utilized pursuant to the preceding sentence (other than Specified Proceeds) shall be applied as a mandatory prepayment of the principal of the then outstanding Term Loans and, once no Term Loans remain outstanding, as a mandatory repayment of the principal of the then outstanding Swingline Loans (and, if insufficient, Working Capital Loans), provided that to the extent any such Asset Sale constitutes a Specified Asset Sale then the mandatory prepayments required to be made with the Net Cash Proceeds thereof pursuant to this clause (d) shall be applied first to
                                                                       -----
Term Loans, second to Acquisition Loans and third to Swingline Loans and, if
            ------                          -----
insufficient, Working Capital Loans. Notwithstanding the foregoing, prepayments of Term Loans shall be required to be made pursuant to this Section 4.02(A)(d) only to the extent that the aggregate Net Cash Proceeds of Asset Sales that would have been applied to such repayment of Term Loans in the absence of this sentence exceeds $20,000,000, it being understood that no mandatory prepayments of Acquisition Loans and/or Swingline Loans and/or Working Capital Loans pursuant to Section 4.02(A)(d) or (e) shall reduce the Total Revolving Commitment, with any mandatory reduction to such Total Revolving Commitment to be made only as set forth in Section 3.03.

          (e) On the date of the receipt thereof by the Borrower and/or any of its Subsidiaries, an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from the incurrence of Indebtedness for borrowed money by the Borrower, any of its Subsidiaries or any Consolidated Joint Venture (other than (i) Permitted Other Mortgage Debt (except to the extent refinancing Loans or to the extent constituting Incremental Refinancing Debt the proceeds of which are not paid to the Borrower in repayment of advances made by the Borrower to Existing Consolidated Joint Ventures after the Initial Borrowing Date), (ii) Indebtedness permitted by Section 8.04(f) (directly or pursuant to Section 8.05(a)), (iii) Indebtedness permitted by Section 8.05(b), (iv) any other Indebtedness for borrowed money permitted by Section 8.04 or 8.05 to the extent the proceeds thereof are utilized to refinance Indebtedness for borrowed money (other than the Loans) and
(v) Permitted Basket Debt) shall be applied first, as a mandatory repayment of
                                            -----
principal of then outstanding Acquisition Loans, (y) once no Acquisition Loans remain outstanding, second as a mandatory repayment of principal of the then
                    ------
outstanding Term Loans and (z) once no Term Loans remain outstanding, third as a
                                                                      -----
mandatory repayment of principal of the then outstanding Swingline Loans (and, if insufficient, Working Capital Loans), provided that to the extent any such Indebtedness (I) refinances a JV Loan initially funded with the proceeds of Loans incurred on the Initial Borrowing Date, (II) refinances advances to Existing Consolidated Joint Ventures outstanding on the Initial Borrowing Date or (III) constitutes Incremental Refinancing Debt, then the mandatory prepayments required to be made with the net cash proceeds thereof pursuant to this clause (e) shall be applied first to Term Loans, second to Acquisitions
                                 -----                ------
Loans and third to Swingline Loans and Working Capital Loans.
          -----

          (f) On the date of the receipt thereof by the Borrower, an amount equal to 50% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by the Borrower after the Initial Borrowing Date (other than
(i) any over-allotment option related to the IPO and (ii) any sale or issuance to management or employees) shall be applied first as a mandatory repayment of
                                             -----
principal of then outstanding Acquisition Loans, (y) once no Acquisition Loans remain outstanding, second as a mandatory repayment of principal of the then
                    ------
outstanding Term Loans and (z) once no Term Loans remain outstanding, third as a
                                                                      -----
mandatory repayment of principal of the then outstanding Swingline Loans (and, if insufficient, Working Capital Loans).

          (g) On each date which is 90 days after the last day of each fiscal year of the Borrower (commencing with the fiscal year ending on December 31,
1995), an amount equal to 50% of Excess Cash Flow for such fiscal year (which in the case of the first fiscal year shall be for the period from the Closing Date to the end of such first fiscal year) shall be applied as a mandatory repayment of principal of then outstanding Acquisition Loans, (y) once no Acquisition Loans remain outstanding, second as a mandatory repayment of principal of the
                          ------
then outstanding Term Loans and (z) once no Term Loans remain outstanding, third
                                                                           -----
as mandatory repayment of principal of the then outstanding Swingline Loans (and, if insufficient, Working Capital Loans).

          (B)  Application:
               -----------

          (a)  Each mandatory repayment of Term Loans required pursuant to
Section 4.02(A)(d), (e) or (f) shall be applied to the repayment of the then remaining Scheduled Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment) and each mandatory repayment of Term Loans required pursu-ant to Section 4.02(g) shall be applied to the then remaining Scheduled Repayments in direct order of maturity.

          (b) With respect to each repayment of Loans required by this Section 4.02, the Borrower shall designate the Types of Loans which are to be repaid and the specific Borrowing(s) under the affected Facility pursuant to which made, provided that (i) the Borrower shall first so designate all Loans of the respective Facility that are Base Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment prior to designating any other Eurodollar Loans of such Facility for repayment, (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such prepayment, then all the Loans outstanding pursuant to such Borrowing shall be converted into Base Rate Loans, and (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the
                                         --- ----
absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

          4.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of
                                                   --- ----
the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account.
Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04  Net Payments.  (a)  All payments made by the Borrower hereunder,
                ------------
under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority (but excluding any tax, interest, penalties or additions to tax imposed on or measured by the net income (or any franchise tax measured by or imposed on net income) of a Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) under which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Bank, evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Administrative Agent and each Bank, and reimburse the Administrative Agent or such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Bank.

          (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Borrower on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or Section 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer and such Bank is in compliance with the provisions of this Section 4.04(b)), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate representing that such non-U.S. Bank is not a bank for purposes of Section 881(c) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a con-trolled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to pay a Bank in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto if such Bank has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as specifically provided for in Section 12.04(b), the Borrower agrees to pay additional amounts and indemnify each Bank in the manner set forth in Section 4.04(a) in respect of any Taxes deducted or withheld by it as described in the previous sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          (c) If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Bank or the Administrative Agent, as applicable, shall cooperate with the Borrower in challenging such taxes at the Borrower's expense if so requested by the Borrower. If any Bank or the Administrative Agent, as applicable, receives a refund of a tax for which a payment has been made by the Borrower pursuant to this Agreement or receives any credit, relief or other tax benefit in connection therewith, which refund or benefit in the good faith judgment of such Bank or the Administrative Agent, as the case may be, is attributable to such payment made by the Borrower, then the Bank or the Administrative Agent, as the case may be, shall reimburse the Borrower for such amount as the Bank or Administrative Agent, as the case may be, determines to be the proportion of the refund or benefit as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. A Bank or the Administrative Agent shall claim any refund or benefit that it determines is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. Neither the Bank nor the Administrative Agent shall be obliged to disclose any information regarding its tax affairs or computations to the Borrower in connection with this Section 4.04 (c).

          (d) Each Bank represents and agrees that, on the date hereof and at all times during the term of this Agreement, it is not and will not be a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(1) of the Code and the proposed regulations thereunder as of the date hereof) with respect to the Borrowings hereunder unless the Borrower has consented to such arrangement prior thereto.

          SECTION 5.  Conditions Precedent.
                      --------------------

          5.01  Conditions Precedent to Initial Borrowing Date.  The obligation
                ----------------------------------------------
of the Banks to make Loans, and of the Letter of Credit Issuer to issue Letters of Credit, on the Initial Borrowing Date is subject to the satisfaction of each of the following conditions at such time:

          (a)  Effectiveness; Notes.  On or prior to the Initial Borrowing Date,
               --------------------
     (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank the appropriate Term Note and Revolving Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

          (b)  Opinions of Counsel.  On the Initial Borrowing Date, the
               -------------------
     Administrative Agent shall have received opinions, addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date, from (i) Latham & Watkins, special counsel to the Borrower, which opinion shall cover the matters covered in Exhibit C-1 hereto, (ii) Beth A. Ugoretz, General Counsel of the Borrower, which opinion shall cover the matters contained in Exhibit C-2 hereto, (iii) White & Case, special counsel to the Banks, which opinion shall cover the matters contained in Exhibit C-3 hereto and (iv) local counsel satisfactory to the Administrative Agent as it may request covering the perfection of the Liens granted pursuant to the Security Documents and such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent.

          (c)  Corporate Proceedings.  (i)  On the Initial Borrowing Date, the
               ---------------------
     Administrative Agent shall have received from the Borrower a certificate, dated the Initial Borrowing Date, signed by the President or any Vice-President of the Borrower in the form of Exhibit D hereto with appropriate insertions and deletions, together with (x) copies of the articles of incorporation and the by-laws of the Borrower, (y) the resolutions of the Borrower which shall be reasonably satisfactory to the Administrative Agent and (z) a statement that all of the applicable conditions set forth in Sections 5.01(g), (n), (o), (p) and (q) and 5.02 exist as of such date.

          (ii) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          (d)  Plans; Collective Bargaining Agreements; Existing Indebtedness
               --------------------------------------------------------------
     Agreements; Shareholders' Agreements; Management Agreements; Employment
     -----------------------------------------------------------------------
     Agreements; Joint Venture Agreements; Property Management Agreements; Tax
     -------------------------------------------------------------------------
     Sharing Agreements.  On or prior to the Initial Borrowing Date, there shall
     ------------------
     have been delivered to the Administrative Agent true and correct copies of:

               (i) any Plans, and for each Plan (x) that is a Single-Employer plan the most recently completed actuarial valuation prepared therefor by such Plan's regular enrolled actuary and the Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan most recently filed with the Internal Revenue Service and
          (y) that is a Multiemployer Plan, each of the documents referred to in clause (x) either in the possession of the Borrower or any of its Subsidiaries or any ERISA Affiliate or reasonably available thereto from the sponsor or trustees of such Plan;

               (ii) any collective bargaining agreements or any other similar agreement or arrangements covering the employees of the Borrower or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

               (iii) all agreements evidencing or relating to the Existing Indebtedness (the "Existing Indebtedness Agreements");

               (iv) all agreements entered into by the Borrower governing the terms and relative rights of its capital stock, and any agreements entered into by members or shareholders of the Borrower with respect to its capital stock (collectively, the "Shareholders' Agreements");

               (v) any agreement with respect to, the management of the Borrower or any of its Subsidiaries (collectively, the "Management Agreements");

               (vi) any material employment agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Employment Agreements");

               (vii) all articles of incorporation, by-laws, partnership agreements and/or joint venture agreements relating to all Consolidated Joint Ventures in existence on the Effective Date (but excluding any of such agreements relating to the Borrower's partners or co-venturers in such Consolidated Joint Ventures and collectively, the "Joint Venture Agreement");

               (viii) all property management agreements in existence on the Initial Borrowing Date relating to the Managed Properties (collectively the "Property Management Agreements"); and

               (ix) any tax sharing, tax allocation and other similar agreements entered into by the Borrower and/or any of its Subsidiaries (collectively, the "Tax Sharing Agreements");

     all of which Plans, Collective Bargaining Agreements, Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements, Joint Venture Agreements, Property Management Agreements and Tax Sharing Agreements shall be in form and substance satisfactory to the Administrative Agent.

          (e)  Adverse Change, etc.  From March 31, 1995 to the Initial
               --------------------
     Borrowing Date, nothing shall have occurred (and neither the Banks nor the Administrative Agent shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Banks shall reasonably determine (i) has, or would reasonably be expected to have, a material adverse effect on the Collateral or the rights or remedies of the Banks or the Administrative Agent under this Agreement or any other Credit Document, or on the ability of the Borrower to perform its obligations to them, or (ii) has, or would reasonably be expected to have, a Material Adverse Effect.

          (f)  Litigation.  No actions, suits or proceedings shall be pending
               ----------
     or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any of their assets on the Initial Borrowing Date (i) with respect to this Agreement or any other Credit Document or
     (ii) which the Administrative Agent or the Required Banks shall determine has, or would reasonably be expected to have, (x) a Material Adverse Effect or (y) a material adverse effect on the Collateral or the rights or remedies of the Banks or the Administrative Agent hereunder or under any other Credit Document or on the ability of the Borrower to perform its respective obligations to the Banks hereunder or under any other Credit Document.

          (g)  Approvals.  On the Initial Borrowing Date, except as set forth on
               ---------
     Annex VIII hereto, all necessary governmental and material third party approvals in connection with the transactions contemplated by the Credit Documents and the other Transaction Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority (including any court having jurisdiction) which restrains or prevents such transactions or imposes, in the judgment of the Required Banks or the Administrative Agent, materially adverse conditions upon the consummation of such transactions.

          (h)  Security Documents.  (i)  On the Initial Borrowing Date, the
               ------------------
     Borrower shall have duly authorized, executed and delivered a Pledge Agreement substantially in the form of Exhibit E hereto (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement"), and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities referred to therein, endorsed in blank or accompanied by executed and undated stock powers, and the Pledge Agreement shall be in full force and effect.

          (ii) On the Initial Borrowing Date, the Borrower shall have duly authorized, executed and delivered a Security Agreement substantially in the form of Exhibit F hereto (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Borrower's present and future Security Agreement Collateral, in each case together with:

               (A) executed copies of Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be reasonably necessary to perfect the security interests purported to be created by the Security Agreement;

               (B) copies of Requests for Information or copies (Form UCC-11), or equivalent reports, each of recent date listing all effective financing statements that name each such Person as debtor and that are filed in the jurisdictions referred to in clause (A), together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Collateral Agent and (y) to the extent evidencing Liens permitted pursuant to Section 8.03(d));

               (C) evidence of the completion of all recordings and filings of, or with respect to, the Security Agreement (other than the filing of the UCC-1 Financing Statements referred to in (A) above) as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created thereunder; and

               (D) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken or will be taken promptly after the Initial Borrowing Date.

          (iii) On the Initial Borrowing Date, the Collateral Agent shall have received:

               (A) fully executed counterparts of mortgages, deeds of trust or deeds to secure debt, in each case in form and substance reasonably satisfactory to the Collateral Agent (each as modified, amended or supplemented from time to time in accordance under the terms hereof and thereof, a "Mortgage" and, collectively, the "Mortgages"), which Mortgages shall cover such of the Real Property owned or leased by the Borrower and its Subsidiaries as is designated on Part B of Annex IV as a mortgaged property (each a "Mortgaged Property" and, collectively, the "Mortgaged Properties"), together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable first priority mortgage lien on the Borrower's interest in each Mortgaged Property (subject only to Permitted Encumbrances) in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Banks;

               (B) executed copies of Financing Statements (Form UCC-1 or other applicable form) in appropriate form for filing under the UCC of each jurisdiction as may be reasonably necessary to perfect the security interests in fixtures, equipment and personal property purported to be created by the Mortgages;

               (C) mortgagee title insurance policies (or marked commitments to issue the same) for the Mortgaged Properties issued by title insurers reasonably satisfactory to the Collateral Agent (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to the Collateral Agent assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on such Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances, and the Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent; and

               (D) surveys, in form and substance reasonably satisfactory to the Collateral Agent, of the Mortgaged Properties specified by the Administrative Agent, certified in a manner satisfactory to the Collateral Agent by a licensed professional surveyor reasonably satisfactory to the Administrative Agent.

          (i)  Solvency.  On the Initial Borrowing Date, the Administrative
               --------
     Agent shall have received from the chief financial officer of the Borrower a certificate in the form of Exhibit G hereto, expressing opinions of value and other appropriate facts or information regarding the solvency of the Borrower.

          (j)  Fees.  On or prior to the Initial Borrowing Date, the Borrower
               ----
     shall have paid to the Administrative Agent and the Banks all Fees and expenses agreed upon by such parties to be paid on or prior to such date.

          (k)  Consent Letter.  On the Initial Borrowing Date, the
               --------------
     Administrative Agent shall have received a letter from The Prentice-Hall Corporation System, Inc., presently located at 500 Central Avenue, Albany, N.Y. 12206-2290, in the form of Exhibit H hereto indicating its consent to its appointment by the Borrower as their agent to receive service of process.

          (l)  Insurance Policies.  On the Initial Borrowing Date, the
               ------------------
     Collateral Agent shall have received evidence of insurance complying with the requirements of Section 7.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance satisfactory to the Agent and, with respect to all casualty insurance, naming the Collateral Agent as an additional insured and loss payee.

          (m)  Environmental Reports.  On or prior to the Initial Borrowing
               ---------------------
     Date, the Administrative Agent shall have received Phase I environmental assessments from Eckland Consultants, Inc. (or such other firm satisfactory to the Administrative Agent), in form and substance satisfactory to, and covering such Real Properties of the Borrower, its Subsidiaries and the other JV Borrowers as requested by, the Administrative Agent.

          (n)  Formation.  On or prior to the Initial Borrowing Date, the
               ---------
     Partnership shall have contributed to the Borrower substantially all of its assets and business, other than the Leased Properties, the Richland and Kalispell hotel properties (which shall have been transferred to RLP), certain minority joint venture interests to be retained by the Partnership and certain other immaterial assets, with the Borrower assuming substantially all of the Indebtedness of the Partnership, other than mortgage debt relating to the Leased Properties (the "Formation"), such contribution to be effected pursuant to the Contribution Agreement (the "Contribution Agreement"), a copy of which certified as true and correct by an Authorized Officer of the Borrower to have been delivered to the Administrative Agent prior to the Initial Borrowing Date, which agreement shall be in form and substance reasonably satisfactory to the Administrative Agent. The Formation shall have been consummated in accordance with the terms and conditions of the Contribution Agreement (without any waiver thereto not agreed to by the Administrative Agent) and all applicable law.

          (o)  IPO.  On or prior to the Initial Borrowing Date, the Borrower
               ---
     shall have received in available funds at least $135 million in gross cash proceeds from the initial public issuance of its common stock (the "IPO") effected as contemplated by the Registration Statement.

          (p)  Refinancing.  (i)  On the Initial Borrowing Date, the Borrower
               -----------
     shall have utilized all the net proceeds of the IPO, together with cash on hand and all the proceeds of the Term Loans and up to $15,000,000 of the Working Capital Loans to repay all the direct Indebtedness of the Partnership assumed by the Borrower pursuant to the Formation (other than (x) the Existing Hedges and (y) the Specified Obligations) and to refinance certain existing debt of (I) its Consolidated Joint Ventures or (II) the Partnership relating to the Richland and Kalispell hotel properties and assumed by RLP pursuant to the Formation through mortgage loans made by the Borrower to the respective Consolidated Joint Ventures or RLP, as the case may be, (the "IBD JV Loans") secured by a mortgage on their respective properties and otherwise in form and substance satisfactory to the Administrative Agent (other than approximately $91 million of such existing debt of such Consolidated Joint Ventures listed on Annex V hereto which will remain outstanding after the Initial Borrowing Date) (all of the foregoing repayments and refinancings, the "Refinancing"), which Refinancing shall have been consummated on a basis (including the amount and terms of all Existing Indebtedness not so repaid or refinanced) reasonably satisfactory to the Administrative Agent (it being understood that all of the documentation required to be delivered pursuant to Section 5.01(h)(iii) in respect of the Mortgages shall be delivered in connection with the IBD JV Loans to the satisfaction of the Administrative Agent and that the IBD JV Loans will be pledged pursuant to the Security Documents).

          (ii) At least five Business Days prior to the Initial Borrowing Date, the Administrative Agent shall have received from the Borrower a certificate of the chief financial officer of the Borrower containing a description of the aggregate principal amount, interest rate, maturity date and borrower with respect to each IBD JV Loan to be made by the Borrower.

          (q)  Master Lease.  On or prior to the Initial Borrowing Date, the
               ------------
     Borrower and RLH Partnership shall have entered into a Lease (the "Master Lease"), a copy of which certified as true and correct shall have been delivered to the Administrative Agent prior to the Initial Borrowing Date, which Master Lease shall be in form and substance reasonably satisfactory to the Administrative Agent and pursuant to which Master Lease the Borrower shall have leased from RLH Partnership the 17 hotel properties described therein (the "Leased Properties").

          (r)  Partnership Credit Agreement.  On the Initial Borrowing Date, the
               ----------------------------
     Initial Borrowing Date under and as defined in the Partnership Credit Agreement shall have occurred.

          5.02  Conditions Precedent to All Credit Events.  The obligation of
                -----------------------------------------
the Banks to make each Loan and/or of a Letter of Credit Issuer to issue each Letter of Credit is subject, at the time thereof, to the satisfaction of the following condition:

          (a)  Notice of Borrowing, etc.  The Administrative Agent shall have
               -------------------------
     received a Notice of Borrowing meeting the requirements of Section 1.03 with respect to the incurrence of Loans or a Letter of Credit Request meeting the requirement of Section 2.03 with respect to the issuance of a Letter of Credit.

          (b)  No Default; Representations and Warranties.  At the time of each
               ------------------------------------------
     Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan, except to the extent that such representations and warranties expressly relate to an earlier date.

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified in Section 5.01 and/or 5.02, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks.

          SECTION 6.  Representations, Warranties and Agreements.  In order to
                      ------------------------------------------
induce the Banks to enter into this Agreement and to make the Loans, and/or to issue and/or to participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and each Credit Event (with each Credit Event being deemed to constitute a representation and warranty that the matters specified in this
Section 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless such representation and warranty expressly indicates that it is being made as of any specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date):

          6.01  Corporate Status.  Each of the Borrower and its Subsidiaries (i)
                ----------------
is a duly organized or formed and validly existing corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate or partnership power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

          6.02  Corporate Power and Authority.  Each Credit Party has the
                -----------------------------
corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding obligation of each Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.03  No Violation.  Neither the execution, delivery and performance
                ------------
by any Credit Party of the Credit Documents to which it is party nor compliance with the terms and provisions thereof, nor the consummation of the loan transactions contemplated therein (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its properties and assets, (ii) will conflict or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, agreement or other material instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Charter or By-Laws of the Borrower or the formation documents of any of its Subsidiaries.

          6.04  Litigation.  There are no actions, suits or proceedings pending
                ----------
or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have, or would reasonably be expected likely to have, a Material Adverse Effect or (ii) that have, or would reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or on the ability of the Borrower to perform its obligations to them hereunder and under the other Credit Documents.

          6.05  Use of Proceeds; Margin Regulations.  (a)  The proceeds of all
                -----------------------------------
Term Loans shall be utilized (i) to finance, in part, the Transaction and (ii) to pay certain fees and expenses arising in connection with the Transaction Documents. The proceeds of Revolving Loans may be utilized (x) for the purposes described in the preceding sentence to the extent the Term Facility is insufficient and (y) as provided in the following sentence. The proceeds of Acquisition Loans may only be utilized to finance Permitted Acquisitions, while the proceeds of Working Capital Loans may be utilized for general corporate purposes.

          (b) No part of the proceeds of any Credit Event will be used to purchase or carry Margin Stock. Neither any Credit Event, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Credit Event will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.

          6.06  Governmental Approvals.  Except as disclosed on Annex VIII
                ----------------------
hereto, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

          6.07  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or the Partnership in writing to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or the Partnership in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections and pro forma financial
                                                    --- -----
information prepared by the Borrower which are contained in such materials are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Effective Date, there is no fact known to the Borrower which has, or would reasonably be expected to have, a Material Adverse Effect which has not theretofore been disclosed to the Banks or to the Administrative Agent on behalf of the Banks.

          6.08  Financial Condition; Financial Statements.  (a)  On and as of
                -----------------------------------------
the Initial Borrowing Date on a pro forma basis after giving effect to the
                                --- -----
Transaction and to all Indebtedness incurred and to be incurred, and Liens created, and to be created, by the Borrower in connection therewith, (i) the sum of the assets, at a fair valuation, of the Borrower will exceed its debts, (ii) the Borrower will not have incurred or intended to, or believe that it will, incur debts beyond its ability to pay such debts as such debts mature and (iii) the Borrower will have sufficient capital with which to conduct its business. For purposes of this Section 6.08, "debt" means any liability on a claim, and "claim" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (b) (i) The consolidated statement of financial condition of the Partnership and its Subsidiaries at December 31, 1994 and March 31, 1995, and the related consolidated statements of income and cash flows for the fiscal periods ended as of said dates, which, in the case of the December 31, 1994 statements, have been examined by Arthur Andersen LLP, independent certified public accountants, and (ii) the pro forma (after giving effect to the
                                 --- -----
Transaction and the related financings thereof) consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1995, copies of each of which have heretofore been furnished to each Bank, present fairly the financial position of the respective entities at the dates of said statements and the results for the period covered thereby subject, in the case of quarterly financials to normal, recurring year-end accruals (or, in the case of the pro
                                                                          ---
forma balance sheet, presents a good faith estimate of the consolidated pro
-----                                                                   ---
forma financial condition of the Borrower and its Subsidiaries after giving
-----
effect to the Transactions and the related financings thereof at the date thereof). All such financial statements (other than the aforesaid pro forma
                                                                   --- -----
balance sheets) have been prepared in accordance with generally accepted accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements. Nothing has occurred since December 31, 1994 that has had a Material Adverse Effect.

          (c) Except as fully reflected in the financial statements and the notes thereto described in Section 6.08(b) and for the assumption by the Borrower of the Partnership's obligations under its Incentive Unit Plan, there were as of the Initial Borrowing Date (after giving effect to the Loans made on such date), no material Contingent Obligations, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, interest rate or foreign currency swap or exchange transaction with respect to the Borrower or any of its Subsidiaries which, either individually or in aggregate, would be material to the Borrower and its Subsidiaries taken as a whole, except as incurred in the ordinary course of business consistent with past practices of the Partnership subsequent to December 31, 1994.

          6.09  Security Interests.  Once executed and delivered, and until
                ------------------
terminated in accordance with the terms thereof, each of the Security Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto from time to time, superior to and prior to the rights of all third Persons (subject in the case of the Mortgages to Permitted Encumbrances and subject to no other Liens (except that the Security Agreement Collateral and/or Mortgage Properties may be subject to Permitted Liens and (in the case of the Mortgaged Properties) Permitted Encumbrances relating thereto)) in favor of the Collateral Agent for the benefit of the Banks. No filings or recordings are required in order to perfect the security interests created under any Security Document except for fil-ings or recordings required in connection with any such Security Document which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements or other laws applicable to the Real Property encumbered by the Mortgages in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of the Mortgages have been paid.

          6.10  Representations and Warranties in Transaction Documents.  All
                -------------------------------------------------------
representations and warranties of the Partnership, the Borrower and/or any Consolidated Joint Venture set forth in any of the Transaction Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          6.11  Tax Returns and Payments.  Each of the Borrower and each of its
                ------------------------
Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof (giving effect to the Formation).

          6.12  Compliance with ERISA.  Except to the extent that all events and
                ---------------------
obligations described in the following clauses of this Section 6.12 and at any time in existence would not in the aggregate have a Material Adverse Effect, each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

          6.13  Subsidiaries.  (a)  Annex III hereto lists each Subsidiary of
                ------------
the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Initial Borrowing Date but after giving effect to the Formation.

          (b) There are no contractual or consensual restrictions on the Borrower, RLP or any of the Consolidated Joint Ventures which prohibit or otherwise restrict the payment when due of principal or interest on JV Loans or, except to the extent of restrictions contained in the partnership or joint venture agreements governing any such Consolidated Joint Venture or in any Existing Indebtedness Agreement, any other Indebtedness owing to the Borrower by any such Consolidated Joint Venture.

          6.14  Intellectual Property, etc.  The Borrower has obtained or has
                ---------------------------
the right to use during the term of this Agreement all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of its business as presently conducted and as proposed to be conducted.

          6.15  Environmental Matters.  (a) The Borrower and each of its
                ---------------------
Subsidiaries and each of the Consolidated Joint Ventures is in compliance with all Environmental Laws governing its business except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries and each of the Consolidated Joint Ventures, as conducted as of the Initial Borrowing Date, under any Environmental Law have been secured and the Borrower and each of its Subsidiaries and each of the Consolidated Joint Ventures is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries nor any of the Consolidated Joint Ventures is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary or such Consolidated Joint Venture is a party or which would affect the ability of the Borrower or such Subsidiary or such Consolidated

Joint Venture to operate any real property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are as of the Initial Borrowing Date no Environmental Claims pending or, to the best knowledge of the Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Borrower or any of its Subsidiaries or any of the Consolidated Joint Ventures or, to the knowledge of the Borrower, on any property adjacent to any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any of the Consolidated Joint Ventures or any Real Property of the Borrower or any of its Subsidiaries or any of the Consolidated Joint Ventures, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Notwithstanding the provisions of the preceding sentence, the Banks hereby acknowledge and agree that the first $1,000,000 expended by the Borrower or any of its Subsidiaries with respect to the matters referred to on Annex XI shall not be considered in making any determination as to whether or not there has been a Material Adverse Effect as provided for in the preceding sentence.

          (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries or any of the Consolidated Joint Ventures or
(ii) released on any such Real Property, in each case where such occurrence or event is reasonably likely to have a Material Adverse Effect.

          6.16  Properties.  Annex IV contains a true and complete list of each
                ----------
Real Property owned or leased by the Borrower or any of its Subsidiaries on the Initial Borrowing Date (after giving effect to the Transaction) and the type of interest therein held by the Borrower or the respective Subsidiary. The Borrower and each of its Subsidiaries has good and indefeasible title in fee to each Real Property owned by it and a valid Leasehold in each Real Property leased by it, in each case, after giving effect to the Transaction, free and clear of all Liens and security interests other than the Liens created pursuant to the Mortgages, Permitted Liens and Permitted Encumbrances. The Borrower and each of its Subsidiaries has received all material assignments, waivers, consents and other documents, and duly effected all material recordings, filings and other material actions necessary to establish, protect and perfect its right, title and interest in and to each Real Property owned or leased by it. All material transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements or other laws applicable to the Real Property in connection with the Formation have been paid.

          6.17  Labor Relations; Collective Bargaining Agreements.  There is (i)
                -------------------------------------------------
no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is now pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) to the knowledge of the Borrower, no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

          6.18  Indebtedness.  Annex V sets forth a true and complete list of
                ------------
all Indebtedness of the Borrower and each of its Subsidiaries and of the Existing Consolidated Joint Ventures (after giving effect to the Transaction and other than the Specified Obligations) incurred prior to, but which is to remain outstanding after, the Initial Borrowing Date (collectively, the "Existing Indebtedness"), in each case showing the aggregate principal amount, amortization and interest rate thereof (and available commitments, if any, thereunder) and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          6.19  Transaction.  On and as of the Initial Borrowing Date, (i) all
                -----------
material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to be obtained, given, filed or taken by the Borrower or any other Credit Party in order to make or consummate each component of the Transaction will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto will have been obtained) except for filings, consents or notices not required by federal or state securities laws to be made at such time, which filings, consents or notices have been or will be made during the period in which they are required to be made and except as set forth in Annex VIII hereto and (ii) each component of the Transaction shall have been consummated in accordance, in all material respects, with the applicable Transaction Documents and in compliance, in all material respects, with all applicable laws.

          6.20  Certain Material Agreements.  Except as described in Annex VIII,
                ---------------------------
after giving effect to the Transaction, each of the Master Lease, each Property Management

Agreement, each Existing Indebtedness Agreement and each Joint Venture Agreement is in full force and effect in accordance with its respective terms, without any material default existing thereunder.

          6.21  Third-Party Rights.  Except as set forth in the Joint Venture
                ------------------
Agreements, no Person holds any right of first refusal, option to purchase or lease, buy-out right, right of first offer or other similar right or option with respect to any portion of the Collateral or any partnership interest, joint venture interest or shareholder interest owned by the Borrower in any of its Subsidiaries.

          SECTION 7.  Affirmative Covenants.  The Borrower hereby covenants and
                      ---------------------
agrees that so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations hereunder, have been paid in full:

          7.01  Reporting Requirements.  The Borrower will furnish to each of
                ----------------------
the Banks:

          (a)  Annual Financial Statements.  As soon as available and in any
               ---------------------------
     event within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, nothing came to the attention of such accounting firm which would lead it to believe that any Default or Event of Default as they relate to accounting matters has occurred and is continuing or if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (b)  Quarterly Financial Statements.  As soon as available and in any
               ------------------------------
     event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, of stockholder's equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year and which shall be certified by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

          (c)  Budget.  Not less than 10 days prior to the commencement of each
               ------
     fiscal year of the Borrower, a preliminary consolidated budget (to be followed no later than 30 days after the commencement of such fiscal year by a final consolidated budget) of the Borrower and its Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the principal assumptions upon which such plans are based.

          (d)  Officer's Certificates.  At the time of (i) the delivery of the
               ----------------------
     financial statements provided for in Sections 7.01(a) and (b), a certificate of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 8.05(c), 8.12, 8.13, 8.14, 8.15 and 8.16 as at the end of such fiscal year or quarter, as the case may be and (ii) the first delivery of the financial statements referred to in Section 7.01(b), a certificate of the Chief Financial Officer or other Authorized Officer of the Borrower accompanying a supplement to Annex XII, such supplement to be reasonably satisfactory to the Administrative Agent, with the financial information therein computed on the same basis as the information contained in Annex XII.

          (e)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
     within three Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) any litigation or governmental or regulatory proceeding pending against the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect or a material adverse effect on the Collateral or the ability of the Borrower to perform its obligations hereunder or under any other Credit Document.

          (f)  Auditors' Reports.  Promptly upon receipt thereof, a copy of each
               -----------------
     other report or "management letter" submitted to the Borrower or any of its Subsidiaries by their independent accountants or independent actuaries in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Subsidiaries.

          (g)  ERISA.  Promptly upon completion thereof, deliver to each of the
               -----
     Banks a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of reports and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than 10 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

          (h)  Environmental Matters.  Promptly upon, and in any event within 10
               ---------------------
     Business Days after, an officer of the Borrower or any Subsidiary or any Consolidated Joint Venture obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or threatened (in writing) material Environmental Claim against the Borrower or any of its Subsidiaries or any Consolidated Joint Venture or any Real Property owned or operated by the Borrower or any of its Subsidiaries or any Consolidated Joint Venture; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries or any Consolidated Joint Venture that (a) results in material noncompliance by the Borrower or any of its Subsidiaries or any Consolidated Joint Venture with any applicable Environmental Law or (b) would reasonably be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any Consolidated Joint Venture or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or any Consolidated Joint Venture that could reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries or any Consolidated Joint Venture of such Real Property under any Environmental Law; and (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or any Consolidated Joint Venture as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim and the Borrower's or such Subsidiary's or such Consolidated Joint Venture's response thereto.

          (i)  Other Information.  Promptly upon transmission thereof, copies of
               -----------------
     any filings and registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries (other than any registration statement on Form S-8) and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to analysts generally or to the holders (other than the Borrower and its Subsidiaries) of their capital stock or of the Indebtedness in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

          7.02  Books, Records and Inspections. The Borrower will, and will
                ------------------------------
cause each of its Subsidiaries to, permit, upon at least five Business Days' notice to the Chief Financial Officer or any other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent or the Required Banks to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another Person), and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Banks may request.

          7.03  Insurance.  (a) The Borrower will, and will cause each of its
                ---------
Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurers in such amounts and covering such risks and liabilities as are in accordance with normal industry practice, provided that
                                                                --------
this covenant shall be satisfied in respect of any Mortgaged Property to the extent the insurance covenants in the related Mortgage are satisfied. The Borrower will, and will cause each of its Subsidiaries to, furnish annually to the Administrative Agent a summary of the insurance carried.

          (b) The Borrower will, and will cause each of its Subsidiaries to, at all times keep their respective property insured in favor of the Collateral Agent, and all policies (including the Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower or any such Subsidiary) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be cancelled without 30 days' prior written notice thereof (or 10 days' prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Banks and (iv) shall be deposited with the Collateral Agent. In no event shall the Borrower be required to deposit the actual insurance policies with the Collateral Agent. The Administrative Agent shall deliver copies of any certificates of insurance to a Bank upon such Bank's request.

          (c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 7.03, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon prior notice to the Borrower, to procure such insurance, and the Borrower agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

          7.04  Payment of Taxes.  The Borrower will pay and discharge, and will
                ----------------
cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims (other than claims relating to the adjustment or settling, in the ordinary course of business, of claims in respect of insurance policies or reinsurance contracts) which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided
                                                                       --------
that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          7.05  Corporate Franchises.  The Borrower will do, and will cause each
                --------------------
Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority;

provided that any transaction permitted by Section 8.02 will not constitute a
--------
breach of this Section 7.05.

          7.06  Compliance with Statutes, etc.  The Borrower will, and will
                ------------------------------
cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the Collateral or the ability of the Borrower to perform its obligations under any Credit Document.

          7.07  Good Repair.  The Borrower will, and will cause each of its
                -----------
Material Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses.

          7.08  Compliance with Environmental Laws.  (a) (i) The Borrower will
                ----------------------------------
comply, and will cause each of its Subsidiaries and each Consolidated Joint Venture to comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries or any Consolidated Joint Venture, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the Borrower nor any of its Subsidiaries nor any Consolidated Joint Venture will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries or any Consolidated Joint Venture or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws and in the ordinary course of business. If required to do so under any applicable directive or order of any governmental agency, the Borrower agrees to undertake, and cause each of its Subsidiaries and each Consolidated Joint Venture to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or any Consolidated Joint Venture in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders and directives of all governmental authorities, except to the extent that the Borrower or such Subsidiary or such Consolidated Joint Venture is contesting such order or directive in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.

          (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time (i) while an Event of Default exists or (ii) after the Banks receive notice under Section 7.01(h) for any event for which notice is required to be delivered for any Real Property, the Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any such Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries or any Consolidated Joint Venture, prepared by an environmental consulting firm approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants, to the Administrative Agent and the Banks and their agents, access to such

Real Property and specifically grants the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

          7.09  End of Fiscal Years; Fiscal Quarters.  The Borrower will, for
                ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Subsidiaries' fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

          7.10  Interest Rate Hedging.  The Borrower shall (x) keep in effect
                ---------------------
until maturity the Existing Hedges and (y) at its option, enter into Interest Rate Agreements, on terms and conditions reasonably acceptable to the Administrative Agent, provided that if at any time the all-in interest rate determined by reference to Credit Lyonnais' swap rate (determined at New York, New York) for the period from the maturity of the Existing Hedges to the TF Maturity Date would exceed 11% per annum, the Borrower shall enter into within 15 days of a request from the Administrative Agent to do so and maintain Interest Rate Agreements, on terms and conditions reasonably acceptable to the Administrative Agent, such that at least 40% of Total Indebtedness outstanding at such time will bear interest at a fixed rate and/or will be hedged.

          7.11  Additional Security; Further Assurances.  (a)  The Borrower will
                ---------------------------------------
give the Collateral Agent not less than 15 days prior written notice of the scheduled closing date for any Permitted Acquisition by the Borrower or any of its Subsidiaries occurring after the Initial Borrowing Date. Subject to obtaining any consents from third parties (including third party lessors and co-venturers) necessary to be obtained for the granting of a Lien on the interests or assets acquired pursuant to any such Permitted Acquisition (with the Borrower hereby agreeing to use its reasonable efforts to obtain such consents), the Borrower will, and will cause its Subsidiaries to, grant the Collateral Agent for the benefit of the Banks security interests and mortgages (each an "Additional Security Document") in the interests or properties (other than (I) any Real Property and related personal property assets securing a JV Loan to the extent such JV Loan is pledged to the Collateral Agent, (II) any Real Property and related personal property assets acquired by a joint venture with the proceeds of equity investments made by the Borrower or a Subsidiary to the extent such equity investments are pledged to the Collateral Agent, (III) any Real Property and related personal property assets acquired or refinanced with the proceeds of, and securing, or subject to assumed, Permitted Other Mortgage Debt and/or Permitted Basket Debt (and not refinanced by Loans), (IV) interests or properties relating to hotel properties located outside the United States to the extent such grant would create adverse U.S. income tax consequences for the Borrower and its Subsidiaries and (V) those constituting expansions of existing facilities subject to mortgages in favor of other Persons) as are acquired after the Initial Borrowing Date by the Borrower or such Subsidiary (x) with the proceeds of Acquisition Loans or (y) that, together with any improvements thereof, individually have a value of at least $1,000,000 and as may be requested from time to time by the Administrative Agent or the Required Banks, as additional security for the Obligations. Each Additional Security Document (and each mortgage securing additional JV Loans) shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute a valid and enforceable perfected Lien upon the interests or properties so acquired, superior to and prior to the rights of all third Persons and subject to no other Liens except those permitted by Section 8.03 or otherwise agreed by the Administrative Agent at the time of perfection thereof and such other encumbrances as may be set forth in the mortgage policy, if any, relating to such Additional Security Document (or such additional JV Loan mortgage) which shall be delivered to the Collateral Agent together with such Additional Security Document and which shall be reasonably satisfactory in form and substance to the Collateral Agent. The Additional Security Document (or additional JV Loan mortgages) or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens created thereby required to be granted pursuant to the Additional Security Document and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

          (b) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. If at any time the Collateral Agent determines, based on applicable law, that all applicable taxes (including, without limitation, mortgage recording taxes or similar charges) were not paid in connection with the recordation of any Mortgage, the Borrower shall promptly pay the same upon demand. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance, surveys and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 7.11 has been complied with, all of which documents shall be in form and substance reasonably satisfactory to the Collateral Agent.

          (c)  The Borrower agrees that each action required above by this
Section 7.11 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Banks; provided that in no event shall any Credit Party be
                       --------
required to take any action, other than using its reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 7.11.

          7.12 ERISA.  As soon as possible and, in any event, within 10 days
               -----
after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that the Borrower or any Subsidiary of the Borrower may incur any material liability for benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) or under any employee pension benefit plan (as defined in Section 3(2) of ERISA).

          SECTION 8.  Negative Covenants.  The Borrower hereby covenants and
                      ------------------
agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder are paid in full:

          8.01  Changes in Business.  The Borrower will not permit the business
                -------------------
activities of itself, its Subsidiaries and the Designated Consolidated Joint Ventures taken as a whole to be substantively altered from the business activities (including incidental or related activities) conducted by the Borrower, its Subsidiaries and its Consolidated Joint Ventures (after giving effect to the Transaction) on the Initial Borrowing Date.

          8.02  Consolidation, Merger or Sale of Assets, etc.  The Borrower will
                ---------------------------------------------
not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation or sell or otherwise dispose of any of its property or assets (but excluding any sale or disposition of obsolete or excess FF&E or excess land in the ordinary course of business), or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (excluding any purchases, leases or other acquisitions of property or assets in, and for use in, the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

          (a)  capital expenditures by the Borrower and its Subsidiaries;

          (b)  The investments permitted pursuant to Section 8.06;

          (c) (i) The merger or consolidation of any Subsidiary Guarantor with or into the Borrower or another Subsidiary Guarantor or the liquidation or dissolution of any Subsidiary that is not a Material Subsidiary or (ii) the transfer or other disposition of any property by the Borrower to any Subsidiary Guarantor or by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor, provided that all Liens granted pursuant to the Security Documents on any property or assets involved in any of the foregoing transactions shall remain in full force and effect (with the same priority as they would have if such transfer pursuant to this clause (ii) had not occurred), either as a result of any such transfer being made subject to such Liens or as a result of the surviving or transferee entity executing and delivering new Security Documents, in each case to the satisfaction of the Administrative Agent;

          (d) The Borrower or any Subsidiary Guarantor may make Permitted Acquisitions provided that at least 15 days prior to the date of such acquisition, the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an authorized officer of the Borrower, which certificate shall (i) contain the date such Permitted Acquisition is scheduled to be consummated, (ii) contained the estimated purchase price of such Permitted Acquisition, (iii) contain a description of the property and/or assets acquired in connection with such Permitted Acquisition, (iv) demonstrate that at the time of making any such Permitted Acquisition the covenants contained in Sections 8.12, 8.13, 8.14 and 8.15 shall be complied with on a pro forma basis as if the properties and/or assets so acquired
               --- -----
     had been owned by the Borrower for the 12 month period immediately preceding such acquisition (without giving effect to any credit for unobtained or unrealized gains in connection with such Permitted Acquisition), (v) to the extent applicable, confirms that the Borrower has performed engineering and environmental audits which demonstrate that the representations and warranties of the Borrower contained in this Agreement (including those set forth in Section 6.15) shall be true and correct after giving effect to such Permitted Acquisition, (vi) confirms that the hotel property acquired pursuant to such Permitted Acquisition (or owned by the partnership and/or joint venture in which interests have been acquired or to which loans and/or advances have been made pursuant to such Permitted Acquisition) is to be managed by the Borrower and (vii) attach thereto a true and correct copy of the then proposed purchase agreement or similar agreement, joint venture agreement and/or management agreement entered into in connection with such Permitted Acquisition;

          (e) The Borrower or any of its Subsidiaries may sell any Transferred Property if (i) (A) the percentage determined by dividing the portion of EBITDA for the 12-month period most recently ended attributable to such property by the EBITDA for such period less any portion of such EBITDA allocable to each hotel property, if any, previously sold during such 12-month period pursuant to this clause (e)(i) does not exceed 3% and (B) such percentage, when added to each percentage theretofore obtained as a result of a sale pursuant to this clause (e)(i), does not exceed 6% or (ii) the
                                                                  --
     proceeds of such sale consists solely of cash and exceed (x) the product of seven multiplied by the portion of EBITDA for the 12-month period most recently ended attributable to such property less (y) in the case only of a property to be managed pursuant to a management contract have a term of at least five years by the Borrower or any of its Subsidiaries after giving effect to the sale, the present value (at the time of such sale) of (I) the aggregate base fee to be paid under such management contract plus (II) the termination fee, if any, payable thereunder (which may not exceed at any time the present value at such time of the remaining base fees payable thereunder);

          (f) the Borrower or any of its Subsidiaries may sell any hotel property, land or building (other than any Transferred Property the sale of which is subject to the provisions of Section 8.02(e)) or any interest in any Joint Venture;

          (g)  The Formation;

          (h) Purchases by the Borrower from the Partnership of the minority joint venture interests retained by the Partnership at the time of the formation;

          (i) The Master Lease and the related non-disturbance and attornment agreement;

          (j) The Borrower or any of its Subsidiaries may enter into leases of property or assets not constituting Permitted Acquisitions or Foreign Acquisitions in the ordinary course of business not otherwise in violation of this Agreement and to the extent not prohibited by Section 8.07(b);

          (k)  The Borrower and its Subsidiaries may make Foreign Acquisitions provided that (A) the total amount of Foreign Acquisitions in Mexico made
     --------
     pursuant
     to this clause (k) shall not at any time exceed $10,000,000, (B) the total amount of Foreign Acquisitions in Canada made pursuant to this clause (k) shall not at any time exceed $40,000,000 and (C) the sum of (1) the total amount of Foreign Acquisitions in Canada made pursuant to this clause (k) and (2) the aggregate Acquisition Loan Outstandings-Canada shall not at any time exceed $40,000,000; and

          (l) The Borrower and its Subsidiaries may purchase, lease, or otherwise acquire any property or assets of any Person (other than pursuant to Permitted Acquisitions and Foreign Acquisitions), provided that (x) such purchases or acquisitions are made with funds other than the proceeds of Acquisition Loans and (y) after giving effect thereto, Section 8.01 is complied with.

To the extent the Required Banks (or all of the Banks as shall be required by Section 12.12) waive the provisions of this Section 8.02 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by this Section 8.02, (i) such Collateral shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Document; (ii) if such Collateral includes all of the capital stock of a Subsidiary Guarantor, such capital stock shall be released from the Pledge Agreement and such Subsidiary shall be released from the Subsidiary Guaranty; and (iii) the Administrative Agent and the Collateral Agent shall be authorized to take actions deemed appropriate by them in order to effectuate the foregoing.

          8.03  Liens.  The Borrower will not, and will not permit any of its
                -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

          (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

          (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary;

          (c)  Liens created by this Agreement or the other Credit Documents;

          (d) Liens in existence on the Initial Borrowing Date which (x) are listed, and the property subject thereto on the Initial Borrowing Date described, in Annex VI, without giving effect to any extensions or renewals thereof or (y) are otherwise permitted under this Section 8.03;

          (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.08;

          (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

          (g) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement (including the Master Lease and mortgages created pursuant to the Partnership Credit Agreement or any successor facility on the Leased Properties);

          (h) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i) Liens arising from financing statements regarding leases not in violation of this Agreement;

          (j) Liens securing Indebtedness permitted by Section 8.05(b), Permitted Other Mortgage Debt and/or Permitted Basket Debt to the extent such Liens do not attach to any property or assets other than the properties or assets acquired or refinanced by any such Debt;

          (k) Liens created by virtue of Capitalized Lease Obligations, provided that such Liens are only in respect of the property or assets
     --------
     subject to, and secure only, the respective Capital Lease;

          (l) Liens (x) placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of (or within 180 days after) the acquisition thereof by the Borrower or any such Subsidiary to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that the Lien encumbering the
                                    --------
     equipment or machinery so acquired does not encumber any other asset of the Borrower or any such Subsidiary; or (y) existing on specific tangible assets at the time acquired by the Borrower or any of its Subsidiaries or on assets of a Person at the time such Person first becomes a Subsidiary of the Borrower, provided that (i) any such Liens were not created at the time
                   --------
     of or in contemplation of the acquisition of such assets or Person by the Borrower or any of its Subsidiaries, (ii) in the case of any such acquisition of a Person, any such Lien attaches only to specific tangible assets of such Person and not assets of such Person generally, (iii) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the asset to which such lien attaches, determined at the time of the acquisition of such asset or the time at which such Person becomes a Subsidiary of the Borrower (except in the circumstances described in clause (y) above to the extent such Liens constituted customary purchase money Liens at the time of incurrence entered into in the ordinary course of business) and (iv) the Indebtedness secured thereby is permitted by
     Section 8.04(b);

          (m)  Permitted Encumbrances;

          (n)  Liens on the hotel properties owned by RLP securing JV Loans; and

          (o)  Liens under the Master Lease in favor of the landlord thereunder.

          8.04  Indebtedness.  The Borrower will not, and will not permit any of
                ------------
its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Indebtedness subject to Liens permitted by Section 8.03(l) or constituting Capitalized Lease Obligations, provided that the aggregate
                                                 --------
     principal amount of such Indebtedness and Capitalized Lease Obligations under all Capital Leases shall not exceed $7,500,000 at any time outstanding;

          (c) Existing Indebtedness and Specified Obligations, in each case without giving effect to any subsequent extension, renewal or refinancing thereof;

          (d) Indebtedness of the Borrower under the Interest Rate Agreements entered into pursuant to Section 7.10;

          (e)  Indebtedness of RLP pursuant to its IBD JV Loans;

          (f) Indebtedness (x) of the Borrower to any Subsidiary Guarantor, (y) of any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor or (z) to the extent constituting loans or advances permitted by
     Section 8.06(k), of RLP, any Liquor License Subsidiary or any other Subsidiary to the Borrower or any Subsidiary Guarantor, provided that such Indebtedness shall be evidenced by a promissory note which shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (g) The Borrower may incur Permitted Subordinated Debt if after giving effect thereto Section 8.12 is complied with;

          (h) Contingent Obligations of (A) the Borrower in respect of (x) leases of real property entered into by RLH Partnership with respect to the Sea-Tac, Boise Downtowner, Eugene, Salt Lake City, Astoria and Quay properties and (y) obligations of any Subsidiary Guarantor permitted under this Agreement and (B) the Borrower or any Subsidiary in respect of any other Person (other than in respect of indebtedness for borrowed money) arising as a matter of applicable law because the Borrower or such Subsidiary is or is deemed to be a general partner of such other Person;

          (i) The Borrower or any Subsidiary Guarantor may incur additional Indebtedness ("Permitted Basket Debt") if at the time of incurrence thereof the aggregate outstanding principal amount of Permitted Basket Debt does not exceed $25,000,000 (or $40,000,000 if at the time of any such incurrence the ratio of (x) the sum of Total Indebtedness at such time plus the Unutilized Total Revolving Commitment at such time to (y) EBITDA for the Test Period last ended is less than 2.5:1), it being agreed that no Permitted Basket Debt or Permitted Other Mortgage Debt in each case that is issued pursuant to a public offering or a 144A offering may contain any provision requiring such Indebtedness to be repaid, redeemed or repurchased (as opposed to causing a default under such Indebtedness) upon the occurrence of any Change of Control or similar event unless the Required Banks consent to such provision; and

          (j) Indebtedness of the Borrower or any of its Subsidiaries for borrowed money permitted under Section 8.05.

          8.05  Additional Limitations on Indebtedness for Borrowed Money.  The
                ---------------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries or Consolidated Joint Ventures to, contract, create, incur, assume, guarantee or suffer to exist any Indebtedness for borrowed money, except:

          (a) Indebtedness of the Borrower and any of its Subsidiaries for borrowed money permitted under Section 8.04;

          (b) The Borrower, any Subsidiary Guarantor, RLP and/or any Consolidated Joint Venture may incur Indebtedness to refinance (in whole or in part or in a greater amount up to an amount equal to the outstanding aggregate principal amount of such Indebtedness as of the Initial Borrowing
     Date) Existing Indebtedness (other than the Existing Hedges) and/or to refinance IBD JV Loans (in whole or in a greater amount up to an amount equal to the outstanding aggregate principal amount of such Indebtedness as of the Initial Borrowing Date) to the extent such new Indebtedness is incurred on the same basis (i.e., recourse or non-recourse) or a more favorable basis (i.e., changing recourse to non-recourse) as the Indebtedness being refinanced, provided that any Indebtedness incurred by the Borrower to refinance the Existing Indebtedness secured by the Glendale, California hotel property may be incurred on a recourse basis, it being understood that for purposes of clauses (b) and (c) of this Section
     8.05 and except where it is specifically provided that a refinancing may be in whole or in part, any refinancing permitted by such clauses must, taken alone or when added to additional repayments made (other than with the proceeds of Acquisition Loans) by the Borrower, a Subsidiary Guarantor or a Consolidated Joint Venture, as the case may be, be sufficient to repay in full the Indebtedness being refinanced;

          (c) The Borrower, any Subsidiary Guarantor, RLP and/or any Consolidated Joint Venture may incur or assume debt that is non-recourse to the Borrower or any Subsidiary Guarantor ("Permitted Other Mortgage Debt")
     (x) to finance and/or refinance in whole or in part hotel properties acquired pursuant to Permitted Acquisitions and/or to finance or refinance JV Loans other than IBD JV Loans, (y) to refinance (in whole or in part) hotel properties subject to Existing Indebtedness (other than the Existing Hedges) and/or JV Loans where the aggregate principal amount of the Indebtedness financed or refinanced is increased (the "Increase") from the amount outstanding on the Initial Borrowing Date (or, in the case of the JV Loans other than IBD JV Loans, on the date of such refinancing) and/or (z) to finance properties subject to Existing Indebtedness or JV Loans by incurring additional Indebtedness for borrowed money (such incremental Indebtedness incurred pursuant to clauses (y) (that represents the Increase) or (z) being "Incremental Refinancing Debt"), provided that on the date of incurrence or assumption of any Permitted Other Mortgage Debt and thereafter (but, in the case of any Incremental Refinancing Debt only to the extent such Incremental Refinancing Debt remains outstanding) and in addition to compliance with Sections 8.12, 8.13 and 8.14 (as in effect without giving effect to such incurrence or assumption), said Sections 8.12, 8.13 and 8.14 are complied with as if (x) the Subsidiary or Consolidated Joint Venture, as the case may be, incurring such Permitted Other Mortgage Debt was deemed not to be a Subsidiary or a Consolidated Joint Venture, as the case may be, (but rather as an Unconsolidated Joint Venture) for the purposes of all defined terms used therein (directly or indirectly) so that all such defined terms exclude such hotel properties as Consolidated Joint Ventures and/or Subsidiaries or (y) if the Borrower incurs any such Permitted Other Mortgage Debt, (I) EBITDA does not include any element of EBITDA attributable to the hotel being financed or refinanced (other than to the extent of management fees and other non-contingent distributions actually made to the Borrower by such hotel) and
     (II) Total Indebtedness does not include such Permitted Other Mortgage Debt plus (in the case of any such Permitted Other Mortgage Debt incurred pursuant to clause (z) above) the existing Indebtedness secured by the hotel properties securing such Permitted Other Mortgage Debt; and

          (d) Existing Indebtedness of Existing Consolidated Joint Ventures, Indebtedness for borrowed money of Consolidated Joint Ventures pursuant to JV Loans and Indebtedness for borrowed money resulting from advances by the Borrower or any Subsidiary Guarantor to Consolidated Joint Ventures permitted under this Agreement.

If (i) the Borrower or any Subsidiary of the Borrower incurs Permitted Other Mortgage Debt which finances or refinances in whole or in part any hotel property subject to a Mortgage or as to which any interest in such property is subject to a Security Document and which was acquired pursuant to a Permitted Acquisition or (ii) a Consolidated Joint Venture or RLP incurs Permitted Other Mortgage Debt which finances or refinances a JV Loan, in each case as permitted by this Section 8.05 then, upon the repayment of the Indebtedness being refinanced and the payment of any amounts required under Section 4.02, the Collateral Agent shall release concurrent with such required payments, if any, or if no payment is required concurrent with the incurrence of such Permitted Other Mortgage Debt, the Mortgage or other Collateral relating to such property or the assignment of the mortgage relating to the respective JV Loan. The Administrative Agent and the Collateral Agent shall be authorized to take actions deemed appropriate by them in order to effectuate the foregoing.

          8.06  Advances, Investments and Loans.  The Borrower will not, and
                -------------------------------
will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

          (a) The Borrower or any of its Subsidiaries may invest in cash and Cash Equivalents;

          (b) The Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (c) Loans and advances (x) to employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business and (y) to employees in an aggregate principal amount not to exceed $2,000,000 at any time outstanding, shall be permitted;

          (d)  To the extent allowed by Section 8.02(c), (d), (g), (h), (j) or
     (k), and the creation of Subsidiaries in compliance with Section 8.16 shall be permitted;

          (e)  Investments acquired by the Borrower or any of its Subsidiaries
     (x) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment or (y) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

          (f) Investments of the Borrower in (x) the Existing Hedges and Interest Rate Agreements entered into pursuant to Section 7.10 and/or (y) JV Loans;

          (g)  Equity investment in new hotel construction permitted by
     Section 8.11;

          (h)  Loans and advances permitted by Section 8.04(f)(x) or (y);

          (i) Purchase money notes received in Asset Sales (other than Specified Asset Sales) not to exceed in the aggregate $15,000,000 at any one time outstanding, provided that in connection with sales of Transferred
                           --------
     Properties pursuant to Section 8.02(e)(i) any purchase money note taken shall not exceed 25% of the respective sales price for a Transferred Property and for all sales made pursuant to Section 8.02(e)(i) shall not exceed $10,000,000 at any time outstanding;

          (j) The investments outstanding on the Initial Borrowing Date which are listed on Annex VII hereto (without any increase thereto); and

          (k) The Borrower or any of its Subsidiaries may make any other cash investments, advances or loans in or to any Person, provided such investments, advances and/or loans are made with funds other than the proceeds of Acquisition Loans.

          8.07  Capital Expenditures; Leases.  (a)  The Borrower will not permit
                ----------------------------
the amount expended during any fiscal year for maintenance Consolidated Capital Expenditures to be less than 3% of all revenues for such fiscal year of all hotels owned or leased by the Borrower, its Subsidiaries and the Consolidated Joint Ventures.

          (b) The Borrower will not permit the aggregate payments (including, without limitation, any property taxes paid by the Borrower and its Subsidiaries as additional rent or lease payments) by the Borrower and its Subsidiaries on a consolidated basis under agreements in effect as of the Initial Borrowing Date and/or entered into after the Initial Borrowing Date (including any such agreement that is an extension, replacement, substitution, or renewal of any agreement entered into prior to such date) to rent or lease any real or personal property (exclusive of lease obligations relating to corporate overhead and operation, lease obligations (including obligations for direct leases of hotels) existing under Permitted Acquisitions and Foreign Acquisitions, lease obligations under ground leases existing on the Initial Borrowing Date, Capitalized Lease Obligations and the Master Lease) to exceed $3,000,000 in any fiscal year of the Borrower.

          8.08  Prepayments of Indebtedness, Modifications of Agreements, etc.
                --------------------------------------------------------------
The Borrower will not, and will not permit any of its Subsidiaries to:

          (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Permitted Subordinated Debt once issued;

          (b) amend or modify (or permit the amendment or modification of) any of the terms or provisions of or terminate (other than any scheduled termination in accordance with the terms thereof) (A) in any manner adverse to the interests of the Banks (i) the Master Lease and/or (ii) any documents or agreement governing any Permitted Subordinated Debt once issued or (B) in any manner that has, or which would reasonably be expected to have, a Material Adverse Effect (i) any Property Management Agreement, and (ii) any Joint Venture Agreement; and/or

          (c) amend, modify or change in any manner materially adverse to the interests of the Banks the Certificate of Incorporation (including, without limitation, and in any event, by the filing of any certificate of designation) or by-laws of the Borrower, or enter into any new agreement with respect to the capital stock of the Borrower (to the extent adverse to the interests of the Banks).

          8.09  Dividends, etc.  The Borrower will not declare or pay any
                ---------------
dividends (other than dividends payable solely in common stock of the Borrower) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued with respect to such capital stock) (all of the foregoing "Dividends"), except for (i) shares of capital stock deemed to be repurchased upon exercise of stock options if such capital stock represents a portion of the exercise price of such options and (ii) repurchases of capital stock in connection with employee management subscription agreements to the extent the cash expended pursuant to this clause (ii) does not exceed $2,000,000 in any fiscal year.

          8.10  Transactions with Affiliates.  The Borrower will not, and will
                ----------------------------
not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of a Subsidiary, the Borrower or a Subsidiary Guarantor) other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable, in the Borrower's reasonable judgment, by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate except (i) the Master Lease, (ii) Property Management Agreements with Red Lion MLP, (iii) the Services Agreement, (iv) investments permitted by Section 8.06, (v) transactions pursuant to the Contribution Agreement, (vi) payments made pursuant to Section 8.09 and
(vii) as set forth on Annex X.

          8.11  Construction Activities.  The Borrower will not permit the
                -----------------------
aggregate equity investments made by the Borrower and its Subsidiaries in new hotel construction activities (including purchases of land) to exceed $25,000,000 at any time outstanding. Upon receipt by the Borrower or any of its Subsidiaries of a certificate of occupancy (including temporary certificates of occupancy) or similar governmental permit allowing occupancy of the premises with respect to any new hotel construction project, the amount of equity investments made by the Borrower or such Subsidiary in such project shall no longer be deemed to be outstanding for purposes of this Section 8.11.

          8.12  Leverage Ratio.  The Borrower will not permit the ratio of (i)
                --------------
Modified Total Indebtedness to (ii) Modified EBITDA for the Test Period last ended at any time during any period set forth below to be greater than the ratio set forth opposite such period below:


          Period                                     Ratio
          ------                                     -----

          Prior to Second Anniversary                4.0:1.0
          of Initial Borrowing Date

          Thereafter and Prior to Fourth             3.75:1.0
          Anniversary of Initial
          Borrowing Date

          Thereafter                                 3.5:1.0


          8.13  Debt Service Coverage.  The Borrower will not permit the Debt
                ---------------------
Service Coverage Ratio for any Test Period to be less than 1.15:1

          8.14  Interest Coverage.  The Borrower will not permit the Interest
                -----------------
Coverage Ratio for any Test Period to be less than (x) at any time prior to the first anniversary of the Initial Borrowing Date, 2.25:1 and (y) at any time thereafter, 2.5:1.

          8.15  Net Worth.  The Borrower will not permit Consolidated Net Worth
                ---------
to be less than $140,000,000 million at any time.

          8.16  Capitalization.  The Borrower will not permit the ratio of (i)
                --------------
Consolidated Indebtedness to (ii) Consolidated Net Worth to be greater than (x) 2.5:1 at any time prior to the first anniversary of the Initial Borrowing Date,
(y) 2.25:1 at any time thereafter and prior to the second anniversary of the Initial Borrowing Date and (z) 2.0:1 at any time thereafter.

          8.17  Creation of Subsidiaries.  The Borrower shall not create or
                ------------------------
acquire any Subsidiary other than (i) Persons not located in the United States and acquired pursuant to a Foreign Acquisition or a Permitted Acquisition, (ii) a Liquor License Subsidiary and (iii) any corporate entity that is a wholly-owned Subsidiary which guarantees the Obligations pursuant to a guaranty satisfactory to the Administrative Agent (a "Subsidiary Guaranty") and 100% of the capital stock of which is pledged to the Collateral Agent pursuant to the Pledge Agreement.

          SECTION 9.  Events of Default.  Upon the occurrence of any of the
                      -----------------
following specified events (each an "Event of Default"):

          9.01  Payments.  The Borrower shall (i) default in the payment when
                --------
due of any principal of the Loans or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          9.02  Representations, etc.  Any representation, warranty or statement
                ---------------------
made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          9.03  Covenants.  The Borrower shall (i) default in the due
                ---------
performance or observance by it of any term, covenant or agreement contained in
Section 7.10, 7.11 or 8, or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (i) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Required Banks; or

          9.04  Default Under Other Agreements.  (a)  The Borrower or any of its
                ------------------------------
Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations, any non-recourse Indebtedness and/or the Specified Obligations), and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof) provided that it shall not constitute an Event of Default
                  --------
pursuant to this Section 9.04 unless the aggregate amount of all Indebtedness referred to in clauses (a) and (b) above exceeds $10,000,000 at any one time; or

          9.05  Bankruptcy, etc.  The Borrower or any of its Material
                ----------------
Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Material Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Material Subsidiaries; or the Borrower or any of its Material Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Material Subsidiaries; or any such proceeding is commenced against the Borrower or any of its Material Subsidiaries to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days; or the Borrower or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Material Subsidiaries suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

          9.06  ERISA.  (a)  Any Plan shall fail to satisfy the minimum funding
                -----
standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made, the Company or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a Lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which Lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, will have a Material Adverse Effect;

          9.07  Security Documents.  (a)  Any Security Document shall cease to
                ------------------
be in full force and effect (other than upon termination thereof in accordance with its terms), or shall cease to give the Collateral Agent the Liens purported to be created thereby in favor of the Collateral Agent or (b) the Borrower shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any Security Document and such default shall continue beyond any cure or grace period specifically provided for in such Security Document; or

          9.08  Judgments.  One or more judgments or decrees shall be entered
                ---------
against the Borrower and/or any of its Subsidiaries involving a liability (not paid or fully covered by insurance) of $10,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          9.09  Master Lease.  An Event of Default under and as defined in the
                ------------
Master Lease shall occur and be continuing; or

          9.10  Change of Control.  A Change of Control shall occur;
                -----------------
then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that,
                                                                 --------
if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Administrative Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrower to pay (and the Borrower hereby agrees that on receipt of such notice or upon the occurrence of an Event of Default with respect to the Borrower under Section 9.05, it will pay) to the Collateral Agent an amount of cash equal to the aggregate Stated Amount of all Letters of Credit then outstanding (such amount to be held as security after the Borrower's reimbursement obligations in respect thereof).

          SECTION 10.  Definitions.  As used herein, the following terms shall
                       -----------
have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Acquisition Loan Outstandings-Canada" shall mean at any time (i) the aggregate principal amount of Acquisition Loans the proceeds of which were utilized to make Permitted Acquisitions involving (directly or indirectly) hotel properties located in Canada less (ii) the aggregate principal amount of Acquisition Loans theretofore repaid with (or that would have been repaid pursuant to the provisions of this Agreement and the Security Documents if unlimited Acquisition Loans were outstanding at the time of receipt of) the proceeds of the sale of, or of Indebtedness (other than the Loans) incurred in connection with, any Canadian hotel properties or interests therein acquired with the proceeds of Acquisition Loans.

          "Acquisition Loan Outstandings - Non Brand Name" shall mean at any time (i) the sum of (x) the aggregate principal amount of Acquisition Loans the proceeds of which were utilized to make Permitted Acquisitions of hotels (or interests therein) not to become Brand Name Hotels as contemplated in clause
(II) of the proviso in the definition of Permitted Acquisitions (fairly allocated among all the Acquisition Loans being made to consummate the total acquisition then being effected) plus (y) the aggregate principal amount of Acquisition Loans the proceeds of which were utilized to acquire a hotel deemed to be a Brand Name Hotel pursuant to clause (I) of the definition of Permitted Acquisitions upon such hotel ceasing to be so deemed a Brand Name Hotel as provided in said clause less (ii) the sum of (x) the aggregate principal amount
                        ----
of any Acquisition Loans included in (i)(y) above to the extent the related hotel subsequently becomes a Brand Name Hotel and (y) the aggregate principal amount of Acquisition Loans theretofore repaid with (or that would have been repaid pursuant to the provisions of this Agreement and the Security Documents if unlimited Acquisition Loans were outstanding at the time of receipt of) the proceeds of the sale of, or of Indebtedness (other than the Loans) incurred to refinance, the non-Brand Name Hotel properties or interests described in clause
(i)(x) or (to the extent not already subtracted pursuant to and as provided in clause (ii)(x) above) clause (i)(y) above.

          "Acquisition Loans" shall mean Revolving Loans the proceeds of which are utilized to make Permitted Acquisitions or to refinance loans or advances the proceeds of which were utilized to make Permitted Acquisitions.

          "Acquisition Sublimit" shall mean at any time $80,000,000 less the aggregate Scheduled RF Reductions required to have been made to and including such time.

          "Additional Security Documents" shall have the meaning provided in
Section 7.11.

          "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise.

          "Aggregate Remainder" shall mean, at any time and after giving effect to any such mandatory prepayment then required to be made, the aggregate mandatory prepayments of Swingline Loans and Working Capital Loans then and theretofore required to have been made pursuant to Sections 4.02(A)(d) and/or
(e) (assuming an unlimited principal amount of Working Capital Loans were outstanding on each date of any such required repayment).

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

          "Applicable Percentage" shall mean (i) in the case of Loans maintained as Base Rate Loans, 1% and (ii) in the ease of Loans maintained as Eurodollar Loans, 2%.

          "Asset Sale" shall mean (x) the sale, transfer or other disposition (including by liquidations of a Joint Venture of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any Person other than the Borrower or any Subsidiary Guarantor of any asset of the Borrower or such Subsidiary (other than (i) sales, transfers or other dispositions of obsolete or excess FF&E or excess land in the ordinary course of business, (ii) transfers of liquor licenses to any Liquor License Subsidiary and (iii) sales, transfers or other dispositions with Net Cash Proceeds aggregating no more than $500,000 in any fiscal year) and (y) the sale, transfer or other disposition by any Consolidated Joint Venture of any hotel property (or interest therein) to any Person other than the Borrower or a Subsidiary Guarantor).

          "Assignment Agreement" shall mean an Assignment Agreement substantially in the form of Exhibit I hereto.

          "Authorized Officer" shall mean any executive officer of the Borrower designated as such in writing to the Administrative Agent by the Borrower to the extent acceptable to the Administrative Agent.

          "Bank" shall have the meaning provided in the first paragraph of this Agreement.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any incurrence of Loans or any Mandatory Borrowing or to fund its portion of any unreimbursed payment under
Section 2.05(c) or (ii) a Bank having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under
Section 1.01(A) or 1.01(C) and/or Section 2.05(c), in the case of either (i) or
(ii) as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

          "Bankruptcy Code" shall have the meaning provided in Section 9.05.

          "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the overnight cost of funds of the Administrative Agent (as determined by the Administrative Agent in its sole discretion) and (ii) the Reference Rate.

          "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the incurrence of one Type of Loan pursuant to a single Facility by the Borrower from all of the Banks having Commitments with respect to such Facility on a pro rata basis on a given date (or resulting from
                              --- ----
conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section
                 --------
1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

          "Brand Name Hotels" shall mean any hotels (x) operated as "Red Lion" hotels or under any other name utilized solely by the Borrower or any Subsidiary Guarantor for hotel operations and which is not used by any other hotel chain and (y) managed by the Borrower or a Subsidiary Guarantor.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

          "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
                         --------
States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Bank or
(y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition and (iv) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iii) above.

          "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. (S) 9601 et seq.
                         -- ----

          "Change of Control" shall mean and include (i) the Partnership shall cease to own at least 40% of the outstanding voting stock of the Borrower (other than as a direct result of (A) one or more public offerings of the common stock of the Borrower and (B) the distribution of outstanding voting stock of the Borrower to the partners of the Partnership other than KKR Associates), (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office, (iii) KKR, its general partners and/or its Affiliates (determined without giving effect to the second sentence of the definition of such term) shall cease to own, directly or indirectly, at least 50% of the outstanding voting stock of the sole general partner of the Partnership (unless KKR or any of such Affiliates is such general partner), (iv) the general partner of the Partnership shall cease to hold, directly or indirectly, the voting and investment power with respect to at least 80% of the shares of the Borrower owned by the Partnership and/or (v) any "change in control" or any similar term as defined in any of the indentures, agreements or instruments governing any Permitted Subordinated Debt or any other Indebtedness of the Borrower (other than any Indebtedness a default under which would not constitute an Event of Default under Section 9.04).

          "Clean-Down Period" shall mean a 30 consecutive day period which shall commence on or after January 1 of each year and terminate on or before December 31 of such year during which no more than $40,000,000 in aggregate principal amount of Swingline Loans, Working Capital Loans and Letter of Credit Outstandings, taken as a whole, is outstanding at any time during such period.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Banks pursuant to the Security Documents.

          "Collective Bargaining Agreement" shall have the meaning provided in
Section 5.01(d).

          "Commitment" shall mean, with respect to each Bank, such Bank's Term Commitment plus its Revolving Commitment.

          "Commitment Commission" shall have the meaning provided in Section 3.01(a).

          "Consolidated Capital Expenditures" shall mean, with respect to the Borrower, all expenditures made by the Borrower, its Subsidiaries and its Consolidated Joint Ventures for the maintenance of properties in the ordinary course (and not in connection with acquisitions or major expansion/renovation programs).

          "Consolidated Indebtedness" shall mean all indebtedness of the Borrower and its Subsidiaries and the Consolidated Joint Ventures required to be accounted for as debt in accordance with GAAP, determined on a consolidated basis.

          "Consolidated Joint Ventures" shall mean any Joint Venture in which the Borrower has an interest either directly or indirectly and whose debt is included, in accordance with GAAP, on the consolidated balance sheet of the Borrower (whether or not directly assumed or guaranteed by the Borrower or any of its other Subsidiaries).

          "Consolidated Net Income" shall mean for the Borrower, for any period, the net income (or loss), without deduction for minority interests, of the Borrower and its Subsidiaries and the Consolidated Joint Ventures on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded (i)
                                    --------
the income (or loss) of any entity (other than a Subsidiary or a Consolidated Joint Venture) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by any such entity during such period, (ii) the income (or loss) of any entity accrued prior to the date it becomes a Subsidiary or a Consolidated Joint Venture or is merged into or consolidated with the Borrower or any of its Subsidiaries or on which its assets are acquired by the Borrower or any of its Subsidiaries and (iii) the income of any Subsidiary or Consolidated Joint Venture to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary or Consolidated Joint Venture of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or Consolidated Joint Venture.

          "Consolidated Net Worth" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower, its Subsidiaries and Consolidated Joint Ventures as at such date.

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term Contingent Obligation shall
                 --------  -------
not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Contribution Agreement" shall mean the Contribution Agreement (including Exhibits and Schedules thereto) substantially in the form delivered to the Administrative Agent pursuant to Section 5.01(n) and as the same may be subsequently amended with the consent of the Required Banks.

          "Credit Documents" shall mean this Agreement, the Notes, the Security Documents, all instruments evidencing, governing and securing the JV Loans and if executed, the Subsidiary Guaranty.

          "Credit Event" shall mean the making of any Loans and/or the issuance of any Letter of Credit.

          "Credit Lyonnais" shall mean Credit Lyonnais New York Branch.

          "Credit Party" shall mean the Borrower, each JV Borrower (in respect of its JV Loan) and each Subsidiary Guarantor.

          "Debt Service Coverage Ratio" shall mean, for any Test Period the ratio of (x) EBITDA less the sum of (i) Consolidated Capital Expenditures, (ii)
                    ----
provision for taxes based on income for the Borrower, its Subsidiaries and Consolidated Joint Ventures on a consolidated basis, (iii) joint venture/partnership distributions made by the Borrower or by any Consolidated Joint Venture other than to the Borrower and (iv) any investment, loan or advance made by any Consolidated Joint Venture other than any thereof included in

Consolidated Capital Expenditures or constituting or a component of a Permitted Acquisition funded directly or indirectly with Acquisition Loans plus Rental
                                                                 ----
Payments to (y) the sum of Total Debt Service plus Rental Payments, in each case for such Test Period.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Designated Consolidated Joint Venture" shall mean and include (x) each Existing Consolidated Joint Venture and (y) each Consolidated Joint Venture the acquisition of the ownership interests of the Borrower therein and/or of the hotel property owned or leased thereby was financed by Acquisition Loans, provided that any such Consolidated Joint Venture may cease to constitute a Designated Consolidated Joint Venture upon written notice from the Borrower to the Administrative Agent to such effect provided that on the effective date for such cessation as specified in such notice and thereafter, and in addition to compliance with Sections 8.12, 8.13 and 8.14 (as in effect without giving effect to such cessation), said Sections 8.12, 8.13 and 8.14 are complied with as if such Consolidated Joint Venture was deemed an Unconsolidated Joint Venture for the purposes of all defined terms used therein (directly or indirectly).

          "Dividends" shall have the meaning provided in Section 8.09.

          "EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Total Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income and (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses and other one-time non-cash charges less (B) the sum of the amounts for such period of (i) Rental Payments to the
----
extent not otherwise deducted in determining Consolidated Net Income and (ii) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and other one-time non-cash gains, all as determined for the Borrower, its Subsidiaries and the Consolidated Joint Ventures on a consolidated basis in accordance with GAAP.

          "EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) EBIT, (ii) depreciation expense, (iii) amortization expense and
(iv) any other non-cash charges, all as determined for the Borrower, its Subsidiaries and its Consolidated Joint Ventures on a consolidated basis in accordance with GAAP.

          "Effective Date" shall have the meaning provided in Section 12.10.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which is not a direct competitor of the Borrower or engaged in the same or similar business as the Borrower, or any of its respective Subsidiaries or is not an Affiliate of any such competitors of the Borrower or any of its respective Subsidiaries.

          "Employment Agreements" shall have the meaning provided in Section 5.01(d).

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S) 2601 et seq., the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe
                -- ----                                        -- ----
Drinking Water Act, 42 U.S.C. (S) 3803 et seq.; the Oil Pollution Act of 1990,
                                       -- ----
33 U.S.C. (S) 2701 et seq.; the Emergency Planning and the Community Right-to-
                   -- ----
Know Act of 1986, 42 U.S.C. (S) 11001 et seq., the Hazardous Material
                                      -- ----
Transportation Act, 49 U.S.C. (S) 1801 et seq. and the Occupational Safety and
                                       -- ----
Health Act, 29 U.S.C. (S) 651 et seq. (to the extent it regulates occupational
                              -- ----
exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

          "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (A) (i) the rate for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 A.M. London time, on the day that is two Business Days prior to the commencement of such Interest Period or (ii) in the event that the Eurodollar Rate can not be determined pursuant to the preceding clause (i), the offered quotation to first-class banks in the interbank Eurodollar market by the Administrative Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (B) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 9.

          "Excess Cash Flow" shall mean, for any period, (x) EBITDA for such period less (y) the sum, without duplication, of the amount for such period of
(i) Total Interest Expense, (ii) provisions for taxes based on income, (iii) Consolidated Capital Expenditures, (iv) all scheduled principal payments on Total Indebtedness (including all Scheduled Repayments) and (v) all joint venture/partnership distributions made by the Borrower or by any Consolidated Joint Venture other than to the Borrower.

          "Existing Consolidated Joint Venture" shall mean each of the Consolidated Joint Ventures listed on Part I of Annex III as an Existing Consolidated Joint Venture.

          "Existing Hedges" shall mean the Interest Rate Agreements existing on the Initial Borrowing Date and listed in Part B of Annex V.

          "Existing Indebtedness" shall have the meaning provided in Section
6.18.

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.01(d).

          "Expiration Date" shall mean September 30, 1995.

          "Facility" shall mean either of the credit facilities established under this Agreement, i.e., the Term Facility or the Revolving Facility.
                      ----

          "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

          "FF&E" shall mean furniture, fixtures and equipment.

          "Foreign Acquisitions" shall mean and include (i) any acquisition (whether by purchase, lease or otherwise) of any hotel property (or direct or indirect interests in such property) located in Canada or Mexico and/or of interests in (or the making of advances to or credit extensions to or other investments in) Persons owning (or acquiring) a hotel property or properties located in Canada or Mexico, (ii) any expansion of any hotel property located in Canada or Mexico (including purchases of land adjacent to existing properties), and (iii) any advance or credit extension to, or other investment in, Persons owning a hotel property located in Canada or Mexico made in connection with the Borrower or any Subsidiary of the Borrower obtaining a management contract for such hotel property. Foreign Acquisitions shall exclude any Permitted Acquisition.

          "Formation" shall have the meaning provided in Section 5.01(n).

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided, however, that
                                                         --------  -------
if there occurs after the date hereof any change in GAAP that affects in any respect the calculation of (x) any covenant contained in Section 8 or (y) Excess Cash Flow, the Banks and the Borrower shall negotiate in good faith amendments (to be satisfactory to the Borrower and the

Required Banks) to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Banks and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 8 and Excess Cash Flow shall be calculated as if no such change in GAAP has occurred.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed JV" shall mean any Joint Venture other than a Consolidated Joint Venture whose indebtedness for borrowed money is guaranteed in whole or in part by the Borrower or any Subsidiary Guarantor.

          "Guaranteed Percentage" shall mean, at any time, for any Guaranteed JV, the percentage determined by dividing the portion of the outstanding principal of indebtedness for borrowed money of such Guaranteed JV that is guaranteed by the Borrower or any Subsidiary Guarantor by the outstanding principal of all indebtedness for borrowed money of such Guaranteed JV.

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

          "IBD JV Loans" shall have the meaning provided in Section 5.01(p).

          "Increase" shall have the meaning provided in Section 8.05(c).

          "Incremental Refinancing Debt" shall have the meaning provided in
Section 8.05(c).

          "Indebtedness" of any Person shall mean without duplication (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net
                       ----
obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person, provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

          "Initial Borrowing Date" shall mean the date, on or after the Effective Date, upon which the initial Borrowing of Loans occurs.

          "Interest Coverage Ratio" shall mean, for any Test Period, the ratio of (x) EBITDA plus Rental Payments to (y) Total Interest Expense plus Rental Payments, in each case for such Test Period.

          "Interest Period" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates.

          "IPO" shall have the meaning provided in Section 5.01(o).

          "Joint Venture" shall mean any entity or arrangement between the Borrower or any of its Subsidiaries and one or more Persons other than the Borrower or any of its Subsidiaries (whether now existing or created in the future) for the joint ownership, operation, construction or development of any hotel property or any land or building under development as a hotel property or the joint ownership or operation of any business or enterprise for such property, land, or building.

          "Joint Venture Agreement" shall have the meaning provided in Section 5.01(d).

          "JV Borrowers" shall mean and include any Consolidated Joint Venture that has incurred JV Loans from the Borrower on and after the Initial Borrowing Date.

          "JV Loans" shall mean and include (i) the IBD JV Loans and (ii) loans made after the Initial Borrowing Date by the Borrower to a Consolidated Joint Venture other than pursuant to Section 8.06(k), which loans are secured by a perfected mortgage on the hotel property owned by such Consolidated Joint Venture.

          "KKR" shall mean Kohlberg Kravis Roberts & Co., L.P., a Delaware limited partnership.

          "KKR Associates" shall mean KKR Associates (Delaware), a Delaware limited partnership.

          "Leased Properties" shall have the meaning provided in Section
5.01(q).

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Legal Requirements" shall mean all applicable laws, rules, orders and regulations made by any legislature or government or any governmental body or regulatory authority having jurisdiction over the Borrower or a Subsidiary.

          "Letter of Credit" shall have the meaning provided in Section 2.01.

          "Letter of Credit Issuer" shall mean (i) Credit Lyonnais, (ii) in respect of each Existing Letter of Credit, the Bank that has issued same as of the Effective Date and/or (iii) such other Bank that is requested, and agrees, to so act by the Borrower and acceptable to the Administrative Agent.

          "Letter of Credit Outstandings" shall mean, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "Liquor License Subsidiary" shall mean any wholly-owned Subsidiary of the Borrower the only business of which is to hold one or more liquor licenses for hotels owned by the Borrower and/or any of its Subsidiaries.

          "Loan" shall have the meaning provided in Section 1.01.

          "Managed Properties" shall mean the properties listed on Annex IV, Part C.

          "Management Agreements" shall have the meaning provided in Section 5.01(d).

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(C).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Master Lease" shall mean the Lease (including all Exhibits and Schedules thereto) covering the Leased Properties substantially in the form delivered to the Administrative Agent pursuant to Section 5.01(q) and as the same may be amended pursuant to the terms hereof and thereof.

          "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

          "Material Subsidiary" shall mean, at any time, any Subsidiary of the Borrower that (x) has assets at such time comprising 5% or more of the consolidated assets of the Borrower and its Subsidiaries or (y) had net income in the most recently ended fiscal year of the Borrower comprising 5% or more of the consolidated net income of the Borrower and its Subsidiaries for such fiscal year.

          "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans, $1,000,000, (ii) for Eurodollar Loans, $5,000,000 and (iii) for Swingline Loans, $100,000.

          "Modified EBITDA" shall mean for any Test Period (i) EBITDA for such period plus (ii) the EBITDA for each Guaranteed JV for such period (determined as if such Guaranteed JV were the Borrower) multiplied by the Guaranteed Percentage for such Guaranteed JV.

          "Modified Total Indebtedness" shall mean at any time (i) Total Indebtedness plus (ii) that portion of the aggregate outstanding principal of indebtedness for borrowed money of all Guaranteed JVs that is guaranteed by the Borrower or any Subsidiary Guarantor, in each case at such time.

          "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

          "Mortgage" shall have the meaning provided in Section 5.01(h)(iii) and, after the execution and delivery thereof, shall include each mortgage constituting an Additional Security Document.

          "Mortgage Policies" shall have the meaning provided in Section 5.01(h)(iii).

          "Mortgaged Property" shall have the meaning provided in Section 5.01(h)(iii) and, after the execution and delivery of any mortgage or deed of trust constituting an Additional Security Document, shall include the respective property subject thereto but shall not include after the date of such release any real property theretofore a Mortgaged Property that has been released from the Liens of the Security Documents in accordance with the terms thereof or of this Agreement.

          "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (i) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state, and local taxes paid or reasonably estimated to be payable by such Person, as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale,
(ii) amounts of any distributions payable to holders of minority interests in the relevant Person or in the relevant property or assets and (iii) incremental income taxes paid or payable as a result thereof.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Non-Defaulting Bank" shall mean each Bank other than a Defaulting
Bank.

          "Note" shall mean and include each Term Note and each Revolving Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent at 1301 Avenue of the Americas, New York, New York 10019, Attention: Jenny Hutchison, or such other office as the Administrative Agent may designate to the Borrower from time to time.

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Partnership" shall mean Red Lion, a California limited partnership.

          "Partnership Credit Agreement" shall mean the Credit Agreement dated as of the date hereof among RLH Partnership, Credit Lyonnais as Administrative Agent and the Banks party thereto.

          "Payment Office" shall mean the office of the Administrative Agent at 1301 Avenue of the Americas, New York, New York, Attention: Jenny Hutchison, or such other office as the Administrative Agent may designate to the Borrower from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Acquisitions" shall mean and include (i) expenditures (including the purchase of adjacent land) to expand then existing hotel facilities located in the United States or Canada to the extent owned by the Borrower, any Subsidiary or any Joint Venture on the Initial Borrowing Date or acquired pursuant to a Permitted Acquisition, (ii) advances or credit extensions to, or other investments in, any Person owning a hotel property located in the United States or Canada made in connection with the Borrower or any Subsidiary Guarantor obtaining a management contract for such hotel property, (iii) the purchase by the Borrower of the Specified Obligations, (iv) acquisitions (whether by purchase, lease or otherwise, and including expenditures for start-up activities and operations and renovations) of hotel properties (or interests in such properties) located in the United States or Canada, and/or of interests in (or the making of advances or credit extensions to or investments in) joint ventures owning hotel properties located in the United States or Canada, in the case of each of the foregoing clauses to the extent any such hotel is a Brand Name Hotel, provided that (I) a hotel shall be considered as being a Brand Name Hotel for the purposes of this definition even if managed by a Person other than the Borrower or a Subsidiary Guarantor at the time of acquisition and/or operated at the time of acquisition under another name if (x) the Borrower certifies in writing to the Administrative Agent at the time of the acquisition thereof (or of the interests therein) that the Borrower intends to have such hotel become a Brand Name Hotel as soon as practical, it being agreed that any such hotel that does not become a Brand Name Hotel by the date 15 months after such acquisition will cease to be considered a Brand Name Hotel for the purposes hereof until it actually becomes a Brand Name Hotel, (II) the Borrower and/or a Subsidiary Guarantor may acquire a hotel or hotels (or interests therein) not to become a Brand Name Hotel (after giving effect to clause (I) above) if (x) such acquisition is part of a larger acquisition wherein the consideration fairly allocated to the purchase of non Brand Name Hotels is less than 50% of the consideration being paid for all hotels included in such acquisition and (y) after giving effect to any Acquisition Loans being incurred to finance such acquisition, the aggregate Acquisition Loan Outstandings-Non Brand Name do not exceed $15,000,000 and (III) the Acquisition Loan Outstandings-Canada shall not exceed $25,000,000 at any time and/or (v) the use of the proceeds of Acquisition Loans to refinance debt secured by properties located in the United States and theretofore the subject of a Permitted Acquisition as described in clause (iv) above (to the extent Section 7.11 is complied with in connection therewith).

          "Permitted Basket Debt" shall have the meaning provided in Section 8.04(i).

          "Permitted Encumbrances" shall mean, with respect to a Real Property constituting part of the Collateral, (i) the liens, encumbrances and other matters disclosed in the Mortgage Policy relating to the Mortgage on such Real Property or "insured over" or "insured around" to the satisfaction of the Collateral Agent in such Mortgage Policy, (ii) such other title and survey exceptions as the Collateral Agent may approve in writing in its sole discretion, and (iii) the Permitted Liens, if any, described in Section 8.03(h) affecting such Real Property.

          "Permitted Liens" shall mean Liens described in Section 8.03.

          "Permitted Other Mortgage Debt" shall have the meaning provided in
Section 8.05(c).

          "Permitted Subordinated Debt" shall mean unsecured subordinated debt of the Borrower provided that all material terms thereof (such as maturity, interest rate, amortization and prepayments, covenants, defaults and subordination provisions), together with any amendment to any thereof, shall be satisfactory to the Administrative Agent and the Required Banks.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall have the meaning provided in Section 5.01(h)(i).

          "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

          "Prohibited Transaction" shall mean a transaction with respect to a Plan that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

          "Property Management Agreements" shall have the meaning provided in
Section 5.01(d).

          "PSD Interest Period" shall mean an Interest Period commenced prior to the Syndication Date, each of which Interest Periods must satisfy the requirements of Section 1.09(iv) and must be the same as the corresponding PSD Interest Periods under the Partnership Credit Agreement.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.
                                                          -- ----

          "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Red Lion MLP" shall mean, collectively, Red Lion Inns Limited Partnership, a Delaware limited partnership, and Red Lion Inns Operating L.P., a Delaware limited partnership.

          "Reference Rate" shall mean the rate which the Administrative Agent establishes from time to time as its reference rate for short term commercial loans in U.S. dollars, the Reference Rate to change when and as such reference rate changes. The Reference Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Reference Rate.

          "Refinancing" shall have the meaning provided in Section 5.01(p).

          "Registration Statement" shall mean the Registration Statement on Form S-1, Registration Number 33-90306 filed by the Borrower with the SEC on March 14, 1995, and Amendments No. 1 through ( ) thereto, together with any subsequent amendment thereto satisfactory to the Administrative Agent.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Rental Payments" shall mean, for any period, the aggregate amount of all fixed and percentage rents (but excluding the interest component of Capital Leases) paid under all leases, including the Master Lease, during such period, all determined for the Borrower, its Subsidiaries and the Consolidated Joint Ventures on a consolidated basis in accordance with GAAP.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

          "Required Banks" shall mean Non-Defaulting Banks whose outstanding Term Loans and Term Commitments, and Revolving Commitments (or, if after the Total Revolving Commitment has been terminated, outstanding Revolving Loans) constitute at least 51% of the sum of (i) the total outstanding Term Loans and Term Commitments of Non-Defaulting Banks and (ii) the Total Revolving Commitment (or, if after the Total Revolving Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks).

          "Revolving Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I hereto directly below the column entitled "Revolving Commitment", as the same may be reduced from time to time pursuant to Section 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 and/or 12.04.

          "Revolving Facility" shall mean the Facility evidenced by the Total Revolving Commitment.

          "Revolving Loan" shall have the meaning provided in Section 1.01(b).

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "RF Maturity Date" shall mean July 31, 2002.

          "RF Percentage" shall mean, at any time for each Bank with a Revolving Commitment, the percentage obtained by dividing such Bank's Revolving Commitment by the Total Revolving Commitment, provided that if the Total Revolving
                                   --------
Commitment has been terminated, the RF Percentage of each Bank shall be determined by dividing such Bank's Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination.

          "RLH Partnership" shall mean RLH Partnership, L.P., a Delaware limited partnership.

          "RLP" shall mean Red Lion Properties, Inc., a Delaware corporation, a Subsidiary of the Borrower.

          "S&P" shall mean Standard & Poor's Corporation and its successors.

          "Scheduled Repayment" shall have the meaning provided in Section 4.02(A)(c).

          "Scheduled RF Reduction" shall have the meaning provided in Section 3.03(c).

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Security Agreement" shall have the meaning provided in Section 5.01(h)(ii).

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Documents" shall mean the Pledge Agreement, the Security Agreement, each of the Mortgages, each other Additional Security Document and each security document entered into pursuant to Section 8.02(c).

          "Services Agreement" shall mean the Services Agreement, dated as of August 1, 1995, among the Borrower, the Partnership and Affiliates of the Partnership party thereto, as the same may be amended pursuant to the terms hereof and thereof.

          "Shareholders' Agreements" shall have the meaning provided in Section 5.01(d).

          "Specified Asset Sale" shall mean and include (i) a sale of a Transferred Property pursuant to Section 8.02(e) (ii) (which does not meet the requirements of Section 8.02(e)(i)), (ii) a sale by the Borrower or any of its Subsidiaries of its joint venture or partnership interests in any Existing Consolidated Joint Venture and (iii) a sale of any hotel property owned by any Existing Consolidated Joint Venture.

          "Specified Obligations" shall mean the Indebtedness outstanding on the Effective Date relating to, and secured by, the Austin, Texas property.

          "Specified Proceeds" shall mean, the Net Cash Proceeds of any Asset Sale (other than a Specified Asset Sale) involving the sale or disposition of any hotel property by the Borrower or any of its Subsidiaries (x) to a Consolidated Joint Venture, (y) to any Person to the extent the hotel property is to be managed by the Borrower or (z) to any Person to the extent such hotel property was acquired as part of a multiple hotel property acquisition, in each case to the extent such sale or disposition is consummated within 12 months of the acquisition by the Borrower or such Subsidiary of such hotel property.

          "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower. In addition, no Joint Venture shall be deemed to constitute a Subsidiary of the Borrower, whether or not satisfying the provisions of the first sentence of this definition.

          "Subsidiary Guarantor" shall mean each Subsidiary party to the Subsidiary Guaranty provided that for the purposes of Section 8.02(c) and (d) (but not to the extent relating to a Permitted Acquisition (x) effected prior to or concurrently with, such Subsidiary incurring the Permitted Other Mortgage Debt or (y) in respect of a property already subject to the Permitted Other Mortgage Debt as to which such Subsidiary is obligated) and 8.04(f) and (h) such term shall not include any Subsidiary that is the obligor under any Permitted Other Mortgage Debt so long as any of same remains outstanding.

          "Subsidiary Guaranty" shall have the meaning provided in Section 8.17.

          "Swingline Commitment" shall mean the lesser of (x) $5,000,000 and (y) the Total Revolving Commitment.

          "Swingline Lender" shall mean Credit Lyonnais.

          "Swingline Loans" shall have the meaning provided in Section 1.01(B).

          "Swingline Maturity Date" shall mean the date which is five Business Days prior to the RF Maturity Date.

          "Syndication Date" shall mean the earlier of (x) the date which is 90 days after the Initial Borrowing Date and (y) the date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication has been completed.

          "Tax Sharing Agreement" shall have the meaning provided in Section 5.01(d).

          "Taxes" shall have the meaning provided in Section 4.04.

          "Term Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I hereto directly below the column entitled "Term Commitment," as the same may be reduced or terminated pursuant to
Section 3.03.

          "Term Facility" shall mean the Facility evidenced by the Total Term Commitment.

          "Term Loan" shall have the meaning provided in Section 1.01(a).

          "Term Note" shall have the meaning provided in Section 1.05(a).

          "Test Period" shall mean at any time the period (taken as one accounting period) of four consecutive fiscal quarters then last ended provided that for the computation for a Test Period that includes less than four full fiscal quarters commencing on or after the Initial Borrowing Date, (x) any amount for Total Interest Expense and Rental Payments included in a computation for such Test Period shall be the amount of Total Interest Expense or Rental Payments, respectively, for the period commencing on the Initial Borrowing Date annualized for a 12 month period, (y) any amount for EBITDA, Consolidated Capital Expenditures, provision for taxes and joint venture distributions by the Borrower and Consolidated Joint Ventures shall include same for the portion of the Test Period subsequent to the Initial Borrowing Date plus the amount for any such item for the portion of the Test Period prior to the Initial Borrowing Date as set forth in Annex XII hereto for such portion, which amount is attributable to the properties of the Borrower and its Consolidated Joint Ventures (with the EBITDA included in Annex XII to reflect a pro rata reduction for pro forma Master Lease expenses) and (z) any other amount will be solely the amount for the period after the Initial Borrowing Date.

          "TF Maturity Date" shall mean July 31, 2002.

          "Total Commitment" shall mean the sum of the Total Term Commitment, the Total Revolving Commitment and the Swingline Commitment.

          "Total Debt Service" shall mean, for any period, the sum, without duplication, of the amounts for such period of (i) Total Interest Expense and
(ii) all scheduled principal payments on Total Indebtedness (including all Scheduled Repayments).

          "Total Indebtedness" shall mean all Indebtedness for borrowed money of or guaranteed by the Borrower, any of its Subsidiaries and/or any Consolidated Joint Venture all as determined on a consolidated basis.

          "Total Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Borrower, its Subsidiaries and the Consolidated Joint Ventures on a consolidated basis with respect to all outstanding Indebtedness of the Borrower, its Subsidiaries and the Consolidated Joint Ventures, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amortization of deferred financing costs, all as determined in accordance with GAAP, provided that there shall be excluded all of
                                    --------
the foregoing of any Person accrued prior to the date it becomes a Subsidiary or Consolidated Joint Venture or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries.

          "Total Revolving Commitment" shall mean the sum of the Revolving Commitments of each of the Banks.

          "Total Term Commitment" shall mean the sum of the Term Commitments of each of the Banks.

          "Transaction" shall include (i) the Formation, (ii) the IPO, (iii) the Refinancing and (iv) the execution and effectiveness of the Master Lease.

          "Transaction Documents" shall mean and include the Contribution Agreement, the Registration Statement, all agreements and documents governing the Refinancing (including, without limitation, all notes, loan agreements and/or mortgages evidencing or governing the IBD JV Loans), the Master Lease and the Credit Documents.

          "Transferred Property" shall mean each of the properties designated on Part A of Annex IV as a Transferred Property.

          "Two Thirds Banks" shall mean Non-Defaulting Banks whose outstanding Term Loans and Term Commitments, and Revolving Commitments (or, if after the Total Revolving Commitment has been terminated, outstanding Revolving Loans) constitute at least 66-2/3% of the sum of (i) the total outstanding Term Loans and Term Commitments of Non-Defaulting Banks and (ii) the Total Revolving Commitment (or, if after the Total Revolving Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks).

          "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.
                                    ----

          "UCC" shall mean the Uniform Commercial Code.

          "Unconsolidated Joint Venture" shall mean any Joint Venture other than a Consolidated Joint Venture.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "Unpaid Drawing" shall have the meaning provided in Section 2.04.

          "Unutilized Commitment" for any Bank at any time shall mean the excess of (i) such Bank's Revolving Commitment at such time over (ii) the sum of the principal amount of Revolving Loans made by such Bank and outstanding at such time and (y) such Bank's RF Percentage of Letter of Credit Outstandings at such time.

          "Unutilized Total Revolving Commitment" shall mean, at any time, the excess of (i) the Total Revolving Commitment at such time over (ii) the sum of
(x) the aggregate principal amount of all Swingline Loans and Revolving Loans then outstanding plus (y) the aggregate Letter of Credit Outstandings at such time.

          "Working Capital Loans" shall mean all Revolving Loans other than Acquisition Loans.

          "Working Capital Sublimit" shall mean at any time (x) the Total Revolving Commitment at such time less (y) the Acquisition Sublimit at such time.

          "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

          SECTION 11.  The Administrative Agent.
                       ------------------------

          11.01  Appointment.  Each Bank hereby irrevocably designates and
                 -----------
appoints Credit Lyonnais as Administrative Agent (such term to include for the purposes of this Section 11 Credit Lyonnais acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes Credit Lyonnais as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Section 11 are solely for the benefit of the Administrative Agent, and the Banks, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

          11.02  Delegation of Duties.  The Administrative Agent may execute any
                 --------------------
of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

          11.03  Exculpatory Provisions.  Neither the Administrative Agent nor
                 ----------------------
any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any Subsidiary or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any Subsidiary. The Administrative Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Banks or by or on behalf of the Borrower to the Administrative Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          11.04  Reliance by Administrative Agent.  The Administrative Agent
                 --------------------------------
shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

          11.05  Notice of Default.  The Administrative Agent shall not be
                 -----------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Borrower or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks, provided
                                                                        --------
that unless and until the Administrative Agent shall have received such directions, the

Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          11.06  Non-Reliance.  Each Bank expressly acknowledges that neither
                 ------------
the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any Subsidiary, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any Subsidiary which may come into the possession of the Administrative Agent or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

          11.07  Indemnification.  The Banks agree to indemnify the
                 ---------------
Administrative Agent in its capacity as such ratably according to their respective Loans and unutilized Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries, provided that
                                                                  --------
no Bank shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the

Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this
Section 11.07 shall survive the payment of all Obligations.

          11.08  The Administrative Agent in Individual Capacity.  The
                 -----------------------------------------------
Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

          11.09  Successor Administrative Agent.  The Administrative Agent may
                 ------------------------------
resign as the Administrative Agent upon 20 days' notice to the Banks and the Borrower. The Required Banks shall appoint from among the Banks a successor Administrative Agent for the Banks subject to prior approval by the Borrower (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this
Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

          SECTION 12.  Miscellaneous.
                       -------------

          12.01  Payment of Expenses, etc.  The Borrower agrees to:  (i) whether
                 -------------------------
or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case) and of the Administrative Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (ii) in the event (x) that any of the Mortgages are foreclosed in whole or in part or that any of the Mortgages are put into the hands of an attorney for collection, suit, action or foreclosure, (y) of the foreclosure of any mortgage prior to or subsequent to any of the Mortgages in which proceeding the Collateral Agent is made a party, or (z) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or any of its Subsidiaries, pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes; (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify each Bank, its officers, directors, employees, representatives and agents (collectively, the "Indemnitees") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (a) any interest in any Real Property (other than as permitted hereunder and/or under the other Credit Documents) is claimed by any other Person, (b) any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any transactions contemplated in any Credit Document, or (c) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower or any of its Subsidiaries or any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an affiliate of such Person). To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          12.02  Right of Setoff.  (a) In addition to any rights now or
                 ---------------
hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations the Borrower purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          (b) Notwithstanding anything to the contrary contained in Section 12.02(a), if at any time that the Total Commitment or Loans or Letters of Credit shall be secured by real property, neither any Letter of Credit Issuer nor any Bank (including any Bank no longer party hereto but party to an Interest Rate Agreement secured by the Security Documents) shall exercise a right of setoff, banker's lien or counterclaim or take any court or administrative action to enforce any provision of this Agreement or any Note or any Letter of Credit (or participation therein) or any Interest Rate Agreement secured by the Security Documents if such setoff or action would constitute an "action" within the meaning of Section 726 of the California Code of Civil Procedure, as amended from time to time, which would impair the validity, priority, or enforceability of the lien on the real property without the prior consent of the Required Banks, and any attempted exercise by any Letter of Credit Issuer of any such right without obtaining the prior consent of the Required Banks shall be null and void. This subsection (b) shall be solely for the benefit of each Letter of Credit Issuer and each of the Banks hereunder.

          12.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to the Borrower, at the address specified opposite its signature below; if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

          12.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or
                                   --------
transfer any of its rights or obligations hereunder without the prior written consent of all the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, provided that in the case of any such
                               --------
participation, (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto), (ii) such Bank's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Bank shall remain the holder of any Note for all purposes of this Agreement and (v) the Borrower, the Administrative Agent, and the other Banks shall continue to deal solely and directly with the selling Bank in connection with such Bank's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10, 1.11 and 4.04 of this Agreement to the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Bank shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of the Term Loans or Revolving Loans in which such participant is participating (it being understood that any waiver of the making of, or the application of any amortization payment or other prepayment or the method of any application of any prepayment to the amortization of the Loans shall not constitute an extension of the final maturity date thereof), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment or a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (ii) release all or substantially all of the Collateral (in each case except as expressly provided in the Credit Documents) or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

          (b) Notwithstanding the foregoing, (x) any Bank may assign all or a portion of its Loans and/or Commitments, which does not have to be pro rata among the Facilities, and its rights and obligations hereunder to another Bank that is not a Defaulting Bank, and (y) any Bank may assign all or a portion of its Loans and/ or Commitments and its rights and obligations hereunder, which assignment does not have to be pro rata between the Facilities, to one or more
                               --- ----
Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment Agreement, provided that, (i)
                                                             --------
at such time Annex I shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks,

(ii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) in the case of clause (y) only, the consent of the Administrative Agent and the Borrower shall be required in connection with any such assignment (which consent shall not be unreasonably withheld) and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,000 and, provided further, that such transfer or
                                         ----------------
assignment will not be effective until recorded by the Administrative Agent on a register maintained by it. To the extent of any assignment pursuant to this
Section 12.04(b) the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a
Section 4.04(b)(i) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 1.10 from those being charged by the respective assigning bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to any other increased costs of the type described above resulting from changes after the date of the respective assignment). Nothing in this clause (b) shall prevent or prohibit any Bank from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

          (d) Each Bank initially party to this Agreement hereby represents, and each Person that became a Bank pursuant to an assignment permitted by this
Section 12.04 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to
                                                     --------
the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

          (e) The Administrative Agent shall maintain at its Notice Office a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          12.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

          12.06  Payments Pro Rata.  (a)  The Administrative Agent agrees that
                 -----------------
promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall distribute such payment to the Banks (other than any Bank that has expressly waived its right to receive its pro rata share
                                                                 --- ----
thereof) pro rata based upon their respective shares, if any, of the Obligations
         --- ----
with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such
                --------
excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          12.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks). At any time the computations determining compliance with Section 8 utilize accounting principles different from those utilized in the financial statements furnished to the Banks pursuant to Section 7.01, such financial statements shall be accompanied by reconciliation work-sheets.

          (b) All computations of interest on Loans and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

          12.08  Governing Law; Submission to Jurisdiction; Venue; Waiver of
                 -----------------------------------------------------------
Jury Trial.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS
----------
AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCEPT THAT THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE MORTGAGES SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE REAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF ALL CREDIT DOCUMENTS, INCLUDING ALL MORTGAGES, AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, EXCEPT TO THE EXTENT AFORESAID WITH RESPECT TO THE LIENS CREATED BY THE MORTGAGES. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably designates, appoints and empowers The Prentice-Hall Corporation System, Inc., with offices on the date hereof at 500 Central Avenue, Albany, N.Y. 12206-2290 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the agent under this Agreement. The Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent, any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

          12.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          12.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Effective Date") on which each of the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

          12.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.12  Amendment or Waiver.  Neither this Agreement nor any terms
                 -------------------
hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Banks (or the Two Thirds Banks if such change or waiver is to
Section 4.02(A)(c)), provided that no such change, waiver, discharge or
                     --------
termination shall, without the consent of each Bank (other than a Defaulting
Bank) affected thereby, (i) extend the final maturity date applicable to a Facility (it being understood that any waiver of the making of, or application of any prepayment of or the method of application of any amortization payment or other prepayment to, the amortization of, the Loans shall not constitute an extension of such final maturity thereof), reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment or a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Bank), (ii) release all or substantially all of the Collateral (in each case except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 12.12, or
Section 11.07, 12.01, 12.04, 12.06 or 12.07(b), (iv) reduce the percentage specified in, or otherwise modify, the definition of Required Banks or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. No provision of Section 11 may be amended without the consent of the Administrative Agent.

          12.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Section 1.10, 1.11, 4.04, 11.07 or 12.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

          12.14  Domicile of Loans.  Each Bank may transfer and carry its Loans
                 -----------------
at, to or for the account of any branch office, subsidiary or affiliate of such Bank, provided that the Borrower shall not be responsible for costs arising
      --------
under Section 1.10 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent not otherwise applicable to such Bank prior to such transfer.

          12.15  Confidentiality.  Subject to Section 12.04, the Banks shall
                 ---------------
hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide transferee or participant in
                                      ---- ----
connection with the contemplated transfer of any Loans or Commitments or participation therein (provided, that each such prospective transferee and/or
                       --------
participant shall execute an agreement for the benefit of the Borrower with such prospective transferor Bank containing provisions substantially identical to those contained in this Section 12.15), to its auditors, attorneys or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by
                           --------
applicable law or court order, each Bank shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further, that in no event shall any
                                    ----------------
Bank be obligated or required to return any materials furnished by the Borrower or any Subsidiary. The Borrower hereby agrees that the failure of a Bank to comply with the provisions of this Section 12.15 shall not relieve the Borrower of any of the obligations to such Bank under this Agreement and the other Credit Documents.

          12.16  Bank Register.  The Borrower hereby designates the
                 -------------
Administrative Agent to serve as its agent, solely for purposes of this Section 12.16, to maintain a register (the "Bank Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Bank Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Bank Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.16 other than those resulting from the Administrative Agent's willful misconduct or gross negligence.

                                    *  *  *

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                         RED LION HOTELS, INC.



                         By /s/ David J. Johnson
                           ----------------------------------------------
                           Title: President, Chief Executive Officer
                                  and Chairman of the Board


                         CREDIT LYONNAIS NEW YORK BRANCH,
                         Individually and as Administrative Agent



                         By /s/ Rick Rohrbach
                           ----------------------------------------------
                           Title: First Vice President


                         THE BANK OF TOKYO, LTD.,
                         PORTLAND BRANCH



                         By /s/ Mike Kringlen
                           ----------------------------------------------
                           Title: Vice President


                         BANK OF SCOTLAND



                         By /s/ Catherine Oniffrey
                           ----------------------------------------------
                           Title: Vice President

                         THE ROYAL BANK OF SCOTLAND, plc



                         By /s/ Derek Bonnar
                           ----------------------------------------------
                           Title: Vice President


                         CIBC INC.



                         By /s/ Paul J. Chakmak
                           ----------------------------------------------
                           Title: Vice President


                         DRESDNER BANK AG LOS ANGELES
                         AGENCY and GRAND CAYMAN BRANCH



                         By /s/ Jon M. Bland
                           ----------------------------------------------
                           Title: Senior Vice President



                         By /s/ Dennis G. Blank
                           ----------------------------------------------
                           Title: Vice President


                         MITSUI LEASING (U.S.A.) INC.



                         By /s/ Jerry Parisi
                           ----------------------------------------------
                           Title: Senior Vice President

                         SEATTLE FIRST NATIONAL BANK



                         By /s/ Gordon H. Gray
                           ----------------------------------------------
                           Title: Vice President


                         THE BANK OF NOVA SCOTIA



                         By /s/ Errett Hummel
                           ----------------------------------------------
                           Title: Relationship Manager


                         SOCIETE GENERALE



                         By /s/ J. Blaine Shaum
                           ----------------------------------------------
                           Title: Regional Manager


                         KEY BANK OF WASHINGTON



                         By /s/ John H. Brock
                           ----------------------------------------------
                           Title: Vice President

                         GIROCREDIT BANK AG DER SPARKASSEN,
                           GRAND CAYMAN ISLAND BRANCH



                         By /s/ John Redding
                           ----------------------------------------------
                           Title:



                         By /s/ Richard Stone
                           ----------------------------------------------
                           Title:


                         THE BANK OF NEW YORK



                         By /s/ Gregory R. Reimers
                           ----------------------------------------------
                           Title: Vice President


                         WELLS FARGO BANK, N.A.



                         By /s/ Mathew Harvey
                           ----------------------------------------------
                           Title: Assistant Vice President


                         THE INDUSTRIAL BANK OF JAPAN,
                           LIMITED, LOS ANGELES AGENCY



                         By /s/ Toshinari Iyoda
                           ----------------------------------------------
                           Title: Senior Vice President & Senior Manager